Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Allied Nevada Gold Corp., et al.,[1]	)	Case No. 15-10503 (MFW)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION

AKIN GUMP STRAUSS HAUER & FELD LLP

Ira S. Dizengoff (admitted pro hac vice)

Philip C. Dublin (admitted pro hac vice)

Alexis Freeman (admitted pro hac vice)

Kristine G. Manoukian (No. 5509)

Matthew C. Fagen (admitted pro hac vice)

One Bryant Park

New York, New York 10036-6745

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

Counsel to the Debtors and Debtors in Possession

Dated: April 24, 2015

BLANK ROME LLP

Stanley B. Tarr (No. 5535)

Bonnie Glantz Fatell (No. 3809)

Michael D. DeBaecke (No. 3186)

1201 N. Market Street, Suite 800

Wilmington, Delaware 19801

Telephone: (302) 425-6400

Facsimile: (302) 425-6464

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Allied Nevada Gold Corp. (7115); Allied Nevada Gold Holdings LLC (7115); Allied VGH Inc. (3601); Allied VNC Inc. (3291); ANG Central LLC (7115); ANG Cortez LLC (7115); ANG Eureka LLC (7115); ANG North LLC (7115); ANG Northeast LLC (7115); ANG Pony LLC (7115); Hasbrouck Production Company LLC (3601); Hycroft Resources & Development, Inc. (1989); Victory Exploration Inc. (8144); and Victory Gold Inc. (8139). The corporate headquarters for each of the above Debtors are located at, and the mailing address for each of the above Debtors, except Hycroft Resources & Development, Inc., is 9790 Gateway Drive, Suite 200, Reno, NV 89521. The mailing address for Hycroft Resources & Development, Inc. is P.O. Box 3030, Winnemucca, NV 89446.

TABLE OF CONTENTS

			Page

ARTICLE I DEFINITIONS AND RULES OF INTERPRETATION			1
A.	Rules of Interpretation and Governing Law		1
B.	Definitions		1

ARTICLE II CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS			15
A.	Unclassified Claims		15
	2.1	Administrative Expense Claims	15
	2.2	Professional Fee Claims	15
	2.3	Priority Claims	15
	2.4	DIP Facility Claims	15
B.	General Rules		16
	2.5	Substantive Consolidation of the Debtors for Plan Purposes Only	16
	2.6	Classification	16
C.	Summary of Classification for the Debtors		16
D.	Classified Claims and Interests Against the Debtors		17
	2.7	Class 1 – Secured ABL Claims	17
	2.8	Class 2 – Secured Swap Claims	17
	2.9	Class 3 – Other Secured Claims	17
	2.10	Class 4 – Notes Claims	18
	2.11	Class 5 – General Unsecured Claims	18
	2.12	Class 6 – Swap Deficiency Claims	18
	2.13	Class 7 – Intercompany Claims	19
	2.14	Class 8 – Subordinated Securities Claims	19
	2.15	Class 9 – Intercompany Interests	19
	2.16	Class 10 – Existing Equity Interests	19
E.	Additional Provisions Regarding Unimpaired Claims and Subordinated Claims		20
	2.17	Special Provision Regarding Unimpaired Claims	20
	2.18	Subordinated Claims	20

ARTICLE III ACCEPTANCE			20
	3.1	Presumed Acceptance of the Plan	20
	3.2	Presumed Rejection of the Plan	20
	3.3	Voting Classes	20
	3.4	Elimination of Vacant Classes	20
	3.5	Cramdown	20

ARTICLE IV MEANS FOR IMPLEMENTATION OF PLAN			20
	4.1	Restructuring Transactions	20
	4.2	Substantive Consolidation for Plan Purposes Only	21
	4.3	New Securities	22
	4.4	New Warrants	22
	4.5	Plan Funding	23
	4.6	Corporate Governance, Managers, Officers and Corporate Action	24
	4.7	Management Incentive Plan	24
	4.8	Cancellation of Notes, Instruments, and Existing Equity Interests	25
	4.9	Cancellation of Liens	25
	4.10	Corporate Action	25
	4.11	New First Lien Term Loan Credit Facility, New Second Lien Convertible Term Loan Credit Facility, New Revolving Credit Facility and New Warrant Agreement	26
	4.12	Effectuating Documents; Further Transactions	26
	4.13	Exemption from Certain Transfer Taxes and Recording Fees	26

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4.14	No Further Approvals	26
4.15	Dissolution of Committees	26
4.16	Pre-Effective Date Injunctions or Stays	26

ARTICLE V EXECUTORY CONTRACTS AND UNEXPIRED LEASES		27
5.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	27
5.2	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	27
5.3	No Change in Control, Assignment or Violation	27
5.4	Modifications, Amendments, Supplements, Restatements, or Other Agreements	27
5.5	Rejection and Repudiation of Executory Contracts and Unexpired Leases	28
5.6	Claims Based on Rejection or Repudiation of Executory Contracts and Unexpired Leases	28
5.7	Limited Extension of Time to Assume or Reject	28
5.8	Employee Compensation and Benefit Programs; Deferred Compensation Programs	28
5.9	Survival of Certain Indemnification and Reimbursement Obligations	28
5.10	Insurance Policies	29

ARTICLE VI PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS		29
6.1	Objections to Claims	29
6.2	Amendment to Claims	29
6.3	Disputed Claims	29
6.4	Estimation of Claims	30
6.5	Expenses Incurred on or After the Effective Date	30

ARTICLE VII DISTRIBUTIONS		30
7.1	Manner of Payment and Distributions under the Plan	30
7.2	Interest and Penalties on Claims	30
7.3	Record Date for Distributions	30
7.4	Withholding and Reporting Requirements	30
7.5	Setoffs	31
7.6	Allocation of Plan Distributions Between Principal and Interest	31
7.7	Surrender of Cancelled Instruments or Securities	31
7.8	Undeliverable or Returned Distributions	31
7.9	Fractional Distributions	31
7.10	Distributions to Administrative Agent	32
7.11	Distributions to Indenture Trustee	32
7.12	Miscellaneous Distribution Provisions	32

ARTICLE VIII CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN		32
8.1	Conditions to the Effective Date	32
8.2	Waiver of Condition	33
8.3	Notice of Effective Date	33
8.4	Order Denying Confirmation	33

ARTICLE IX EFFECT OF THE PLAN ON CLAIMS AND INTERESTS		33
9.1	Compromise and Settlement of Claims, Interests and Controversies	33
9.2	Discharge of Claims and Termination of Interests	33
9.3	Injunction	34
9.4	Releases	34
9.5	Exculpation	35
9.6	Retention and Enforcement of Causes of Action	35

ARTICLE X MISCELLANEOUS PROVISIONS		36
10.1	Retention of Jurisdiction	36

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10.2	Terms Binding	37
10.3	Severability	37
10.4	Computation of Time	37
10.5	Confirmation Order and Plan Control	37
10.6	Incorporation by Reference	37
10.7	Modifications to the Plan	37
10.8	Revocation, Withdrawal or Non-Consummation	38
10.9	Courts of Competent Jurisdiction	38
10.10	Payment of Indenture Trustee Fees	38
10.11	Payment of U.S. Trustee Quarterly Fees	38
10.12	Notice	38
10.13	Reservation of Rights	40
10.14	No Waiver	40

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INTRODUCTION

Allied Nevada Gold Corp. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession in the above-captioned cases, propose the following joint plan of reorganization for the resolution of the outstanding Claims against, and Interests in, the Debtors. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (a) the Debtors’ history, business, properties and operations, and projections for those operations, (b) a summary and analysis of the Plan, (c) the debt instruments, securities and other entitlements to be issued under the Plan and (d) certain matters related to the Confirmation and consummation of the Plan. Each of the Debtors is a proponent of the Plan within the meaning of Bankruptcy Code section 1129. Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan, subject to the terms of the Restructuring Support Agreement and the terms of the Plan.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A. Rules of Interpretation and Governing Law. For purposes of this document: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in Bankruptcy Code section 102 shall apply; and (h) any term used in capitalized form herein that is not otherwise defined, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflict of laws thereof.

B. Definitions. The following terms (which appear in the Plan as capitalized terms) shall have the meanings set forth below.

1.1 “Accredited Investor” means an accredited investor as such term is defined in Regulation D of the Securities Act.

1.2 “Additional Consenting Noteholders” means, if any, the beneficial owners (or investment managers or advisors for such beneficial owners) of the Notes that become parties to the Restructuring Support Agreement after the Restructuring Support Effective Date by executing a Joinder Agreement, together with their respective successors and permitted assigns.

1.3 “Adjusted Equity Value” means, as of the time of exercise of the New Warrants, the sum of (a) the quotient obtained by dividing (i) the sum of (x) the U.S. dollar equivalent of the aggregate principal amount of the Notes as of the Petition Date and (y) the U.S. dollar equivalent of the aggregate amount of all accrued and unpaid interest on the Notes at the non-default interest rate under the Indenture as of the Petition Date (in both cases determined using the exchange rate as of the Petition Date as set forth in Article 7.12(a) of the Plan), by (ii) 0.75, plus (b) the sum of (I) the aggregate amount of New Second Lien Convertible Term Loans

(including all PIK Interest and accrued and unpaid interest) that were converted into shares of New Common Stock prior to the time of such exercise (assuming, for purposes of determining such amount, that all PIK Interest and accrued and unpaid interest had an interest rate at 7.5% per annum) and (II) the aggregate amount of New Second Lien Convertible Term Loans (including all PIK Interest and accrued and unpaid interest) that is outstanding as of the time of such exercise (assuming, for purposes of determining such amount, that all PIK Interest and accrued and unpaid interest had an interest rate at 7.5% per annum).

1.4 “Administrative Agent” means Scotiabank, in its capacity as administrative agent under the Credit Agreement.

1.5 “Administrative Bar Date” means the Business Day which is thirty (30) days after the Effective Date, or such other date as approved by Final Order of the Bankruptcy Court.

1.6 “Administrative Expense Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that is Allowed under Bankruptcy Code sections 503(b), 507(a), or 1114(e)(2) for the period from the Petition Date to the Effective Date, including, without limitation, (a) any actual and necessary expenses of preserving the Estates; (b) any actual and necessary expenses of operating the Debtors’ business; (c) any actual indebtedness or obligations incurred or assumed by the Debtors during the pendency of the Chapter 11 Cases in connection with the conduct of their business; (d) any actual expenses necessary or appropriate to facilitate or effectuate the Plan; (e) any amount required to be paid under Bankruptcy Code section 365(b)(1) in connection with the assumption of executory contacts or unexpired leases; (f) all allowances of compensation or reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Bankruptcy Code sections 328, 330(a), 331 or 503(b)(2), (3), (4) or (5); (g) Claims arising under Bankruptcy Code section 503(b)(9); (h) all fees and charges payable pursuant to section 1930 of title 28 of the United States Code; and (i) all claims for Transaction Expenses, without any requirement for the filing of retention applications or fee applications.

1.7 “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

1.8 “Allowed” means, with reference to any Claim or Interest, or any portion thereof, in any Class or category specified: (a) a Claim or Interest that has been listed by the applicable Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary Proof of Claim has been filed; (b) a Claim or Interest for which a Proof of Claim has been timely filed in a liquidated amount and not contingent and as to which no objection to allowance, to alter priority, or request for estimation has been timely interposed and not withdrawn within the applicable period of limitation fixed by the Plan or applicable law; (c) a Claim or Interest as to which any objection has been settled, waived, withdrawn or denied by a Final Order to the extent such Final Order provides for the allowance of all or a portion of such Claim or Interest; or (d) a Claim or Interest that is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the Holder of such Claim or Interest and the Debtors or the Reorganized Debtors, as applicable or (iii) pursuant to the terms of the Plan. Unless otherwise specified in the Plan or in an order of the Bankruptcy Court allowing such Claim or Interest, “Allowed” in reference to a Claim or Interest shall not include: (1) any interest on the amount of such Claim accruing from and after the Petition Date; (2) any punitive or exemplary damages; or (3) any fine, penalty or forfeiture. Any Claim or Interest listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order, or approval of the Bankruptcy Court.

1.9 “Allowed Claim” means a Claim or any portion thereof, without duplication, that has been Allowed.

1.10 “Allowed Interest” means an Interest or any portion thereof, without duplication, that has been Allowed.

1.11 “Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity) or restructuring of the Debtors, other than the Restructuring Transaction.

1.12 “ANV” means Allied Nevada Gold Corp., a Delaware corporation.

1.13 “Article” means any article of the Plan.

1.14 “Assets” means all of the right, title and interest of the Debtors in and to property of whatever type or nature (real, personal, mixed, intellectual, tangible or intangible).

1.15 “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable Bankruptcy Code section, including Bankruptcy Code sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

1.16 “Ballot” means the form approved by the Bankruptcy Court pursuant to the Disclosure Statement Order and distributed to Holders of Impaired Claims and Interests entitled to vote on the Plan on which such Holders shall indicate the acceptance or rejection of the Plan.

1.17 “Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended.

1.18 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

1.19 “Bankruptcy Rules” means (a) the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and (b) the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended.

1.20 “Bar Date” means any deadline for filing Proofs of Claim in the Chapter 11 Cases against any Debtor, as established by Final Order of the Bankruptcy Court or the Plan, including, without limitation, the Administrative Bar Date.

1.21 “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

1.22 “Cash” means cash and cash equivalents, in legal tender of the United States of America.

1.23 “Causes of Action” means all actions, causes of action (including Avoidance Actions), liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, in each case held by the Debtors, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.24 “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases (under Case No. 15-10503 (MFW)) for all of the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

1.25 “Claim” means “claim” as defined in Bankruptcy Code section 101(5), as supplemented by Bankruptcy Code section 102(2), against any of the Debtors, whether or not asserted.

1.26 “Claims and Noticing Agent” means Prime Clerk LLC.

1.27 “Claims Objection Deadline” means the first Business Day that is one hundred and twenty (120) days after the Effective Date, or such other later date that the Bankruptcy Court may establish upon a motion by the Reorganized Debtors, which motion may be approved without a hearing and without notice to any party.

1.28 “Class” means each category of Holders of Claims or Interests established under Article II of the Plan pursuant to Bankruptcy Code section 1122.

1.29 “Confirmation” means the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order by the Bankruptcy Court.

1.30 “Confirmation Date” means the date upon which Confirmation occurs.

1.31 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128 to consider Confirmation, as such hearing may be adjourned or continued from time to time.

1.32 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

1.33 “Consenting Noteholders” means, collectively, the Initial Consenting Noteholders and the Additional Consenting Noteholders.

1.34 “Consenting Noteholders’ Advisors” means (i) Stroock & Stroock & Lavan LLP, as lead counsel for the Consenting Noteholders; (ii) Young Conaway Stargatt & Taylor LLP, as local counsel for the Consenting Noteholders; (iii) Goodmans LLP, as Canadian local counsel for the Consenting Noteholders; (iv) one Nevada local counsel for the Consenting Noteholders (if applicable); and (v) Houlihan Lokey, Inc., as financial advisor to the Consenting Noteholders.

1.35 “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 8, 2014 (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among ANV, the Administrative Agent, the Initial Secured Lenders, as co-collateral agents, and the lenders party thereto.

1.36 “Creditors Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee pursuant to Bankruptcy Code section 1102(a), as it may be reconstituted from time to time.

1.37 “Cross Currency Swaps” means, collectively, (i) the Scotiabank Cross Currency Swap; (ii) the NBC Cross Currency Swap; and (iii) the SocGen Cross Currency Swap.

1.38 “Cross Currency Swap Claims” means all Allowed Claims arising under the Cross Currency Swaps.

1.39 “Debtors” means, collectively, Allied Nevada Gold Corp., Allied Nevada Gold Holdings LLC, Allied VGH Inc., Allied VNC Inc., ANG Central LLC, ANG Cortez LLC, ANG Eureka LLC, ANG North LLC, ANG Northeast LLC, ANG Pony LLC, Hasbrouck Production Company LLC, Hycroft Resources & Development, Inc., Victory Exploration Inc., and Victory Gold Inc.

1.40 “Diesel Swap Claims” means all Claims arising under the Diesel Swaps.

1.41 “Diesel Swaps” means all financial swaps between ANV and Scotiabank, other than the Scotiabank Cross Currency Swap (in each case, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof).

1.42 “DIP Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent and collateral agent under the DIP Facility.

1.43 “DIP Credit Agreement” means that certain Secured Multiple Draw Debtor-in-Possession Credit Agreement, dated as of March 12, 2015, among the Debtors, the DIP Agent, and the DIP Lenders and any and all other loan documents evidencing obligations of the Debtors arising thereunder, including any and all guaranty, security and collateral documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.44 “DIP Facility” means the $78,000,000.00 debtor in possession credit facility established pursuant to the DIP Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Facility Order.

1.45 “DIP Facility Claims” means the Claims of the DIP Agent and the DIP Lenders arising under the DIP Credit Agreement and the DIP Facility Order (including all accrued and unpaid interest on the loans made under the DIP Facility).

1.46 “DIP Facility Consideration” means 25% of the New Common Stock.

1.47 “DIP Facility Order” means, as applicable, the interim and final order(s) of the Bankruptcy Court authorizing the Debtors to enter into and make borrowings under the DIP Credit Agreement, and granting certain rights, protections and liens to and for the benefit of the DIP Agent and the DIP Lenders.

1.48 “DIP Lenders” means the lenders and financial institutions from time to time party to the DIP Facility and defined as “Lenders” thereunder.

1.49 “Disclosure Statement” means the disclosure statement for the Plan (including, without limitation, all exhibits and schedules thereto), as amended, supplemented or modified from time to time, that was approved by the Bankruptcy Court pursuant to the Disclosure Statement Order and prepared and distributed to those creditors entitled to vote on the Plan in accordance with Bankruptcy Code section 1126(b), Bankruptcy Rule 3018, and other applicable law.

1.50 “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation.

1.51 “Disputed” means, with respect to any Claim or Interest, any: (a) Claim that is listed on the Schedules as unliquidated, disputed or contingent; (b) Claim or Interest as to which the Debtors or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order; (c) any Claim evidenced by a Proof of Claim which amends a Claim scheduled by the Debtors as contingent, unliquidated, or disputed, with respect to which the Debtors or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order; or (d) any Claim or Interest that is not an Allowed Claim or Allowed Interest.

1.52 “Distribution Agent” means the Reorganized Debtors or a distribution agent selected by the Reorganized Debtors, as applicable, pursuant to Article 7.1 of the Plan.

1.53 “Distribution Date” means the date upon which the initial distributions will be made to Holders of Allowed Claims and Allowed Interests pursuant to Article 7.1 of the Plan.

1.54 “Distribution Record Date” means the Confirmation Date.

1.55 “Effective Date” means the date on which the Plan shall take effect, which date shall be a Business Day on or after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect and (b) the conditions to the effectiveness of the Plan specified in Article 8.1 of the Plan have been satisfied, or if capable of being waived, waived in accordance with the terms of the Plan.

1.56 “Employee Benefits Programs” has the meaning set forth in Article 5.8 of the Plan.

1.57 “Equity Committee” means the official committee of equity security holders appointed by the U.S. Trustee pursuant to Bankruptcy Code section 1102(a), as it may be reconstituted from time to time.

1.58 “Estate” means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to Bankruptcy Code section 541.

1.59 “Estate Fiduciaries” means, solely in their respective capacities as such (a) the Debtors, their officers, managers, directors, employees, financial advisors, attorneys, accountants, consultants, and other retained professionals and (b) the Creditors Committee, the members of the Creditors Committee and the Creditors Committee’s financial advisors and attorneys.

1.60 “Estimated Amount” has the meaning set forth in Article 6.4 of the Plan.

1.61 “Excess DIP Facility Claim Amount” means the amount of DIP Facility Claims in excess of $25,000,000 plus the amount by which $25,000,000 exceeds the deemed value of 25% of the New Common Stock issued and outstanding on the Effective Date as per the terms of the Plan and Confirmation Order.

1.62 “Excluded Matters” means (i) the Reorganized Debtors’ organizational matters (including any certificates of formation, articles of incorporation, bylaws, limited liability company agreements, partnership agreements, stockholders’ agreements, registration rights agreements, investor rights agreements, other organizational documents, and any other comparable documents or agreements), (ii) the Reorganized Debtors’ corporate governance matters (including matters related to boards of directors and comparable governing bodies and appointment rights, indemnification and fiduciary duties, and procedural matters with respect thereto), (iii) the New Common Stock, the New Warrants, or any other equity or rights convertible into equity of the Reorganized Debtors, (iv) the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases, (v) employment agreements, employee benefit plans, compensation arrangements, severance arrangements and any other agreement, plan, arrangement, program, policy or other arrangement relating to employment-related matters, and/or (vi) any other matters, agreements, or documents governing rights and obligations solely as between the Reorganized Debtors and the holders of any Securities in any of the Reorganized Debtors (in their capacity as such), in each case, unless (A) materially adverse to the Secured Lenders or (B) related to (x) the Secured Lenders, the Credit Agreement, the Swaps, the treatment of the Secured ABL Claims or the Secured Swap Claims; (y) any documentation relating to the DIP Facility, the New First Lien Term Loan Credit Facility, the New Second Lien Convertible Term Loan Credit Facility and the New Revolving Credit Facility; or (z) any other documentation relating to the use of cash collateral or any exit financing.

1.63 “Exculpated Parties” means each of the following solely in their capacity as such: (a) the Plan Support Parties; (b) the Debtors; (c) with respect to the foregoing entities in clauses (a) and (b), their respective current or former directors, managers, officers, affiliates, partners, consultants, financial advisors, subsidiaries, principals, employees, agents, managed funds, representatives, attorneys and advisors, together with their successors and assigns; (d) the Debtors’ officers, managers, directors, employees, financial advisors, attorneys, accountants, consultants, and other Professionals, in each case in their capacity as such, and only if serving in such capacity; and (e) the Creditors Committee’s members, financial advisors, attorneys, accountants, consultants, and other Professionals, in each case in their capacity as such, and only if serving in such capacity.

1.64 “Existing Equity Interests” means the existing common stock of ANV.

1.65 “Exhibit” means an exhibit annexed to the Plan, to any Plan Supplement, or to the Disclosure Statement.

1.66 “Expiration Date” means the five (5) year anniversary of the Effective Date.

1.67 “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been taken or sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Bankruptcy Code section 502(j), Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

1.68 “General Unsecured Claim” means any Claim that is not an Administrative Expense Claim, Professional Fee Claim, Priority Claim, DIP Facility Claim, Prepetition Secured Debt Claim, Other Secured Claim, Swap Deficiency Claim, Notes Claim, Intercompany Claim or Subordinated Securities Claim.

1.69 “Holder” means a holder of a Claim against or Interest in a Debtor.

1.70 “Impaired” means impaired within the meaning of Bankruptcy Code section 1124.

1.71 “Indemnity Obligations” has the meaning set forth in Article 5.9 hereof.

1.72 “Indenture” means that certain indenture, dated as of May 25, 2012, between ANV and the Indenture Trustee, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.73 “Indenture Trustee” means Computershare Trust Company of Canada as trustee under the Indenture.

1.74 “Initial Consenting Noteholders” means each of the beneficial owners (or investment managers or advisors for such beneficial owners) of the Notes identified on the signature pages to the Restructuring Support Agreement as of the Restructuring Support Effective Date, together with any of their respective successors and permitted assigns under the Restructuring Support Agreement that are affiliates or related funds of such Persons.

1.75 “Initial Secured Lenders” means Scotiabank and Wells Fargo.

1.76 “Insurance Coverage” has the meaning set forth in Article 5.9 hereof.

1.77 “Intercompany Claim” means any Claim held by a Debtor or any Non-Debtor Affiliate against any Debtor.

1.78 “Intercompany Interests” means Interests in any Debtor held by another Debtor.

1.79 “Interest” means the common stock, limited partnership interests, limited liability company interests, and any other equity, ownership, or profits interests issued by any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, limited partnership interests, limited liability company interests, or other equity, ownership, or profits interests issued by any Debtor (whether or not arising under or in connection with any employment agreement).

1.80 “Joinder Agreement” means a joinder agreement substantially in the form attached to the Restructuring Support Agreement as Exhibit B thereto.

1.81 “Lien” has the meaning set forth in Bankruptcy Code section 101(37).

1.82 “Liquidity Event” means the consummation of (i) a sale, conveyance or disposition of all or substantially all of the assets of the Reorganized Debtors taken as a whole, (ii) a sale, reorganization, merger, share exchange or consolidation of Reorganized ANV with or into any other entity in which transaction Reorganized ANV’s stockholders and their Affiliates immediately prior to such transaction own immediately after such transaction less than 50% of the total voting power of the Voting Securities of Reorganized ANV or, if Reorganized ANV is not the acquiring or surviving entity in such transaction, such other entity, or (iii) the sale or other disposition (in one transaction or a series of related transactions) of Voting Securities of Reorganized ANV representing in the aggregate more than 50% of the total voting power of the Voting Securities of Reorganized ANV (after giving effect to such sale or other disposition) to any Person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) of Persons.

1.83 “Management Incentive Plan” means a management incentive plan that the New Board is authorized to implement that provides for the issuance of options and/or other equity-based compensation to the management and directors of the Reorganized Debtors.

1.84 “National Securities Exchange” means any national securities exchange registered with the Securities Exchange Commission under Section 6(a) of the Securities Exchange Act that is selected by the Debtors, with the consent of the Requisite Consenting Noteholders, not to be unreasonably withheld, for purposes of listing the New Common Stock.

1.85 “NBC Cross Currency Swap” means the cross currency swap transaction subject to the ISDA 2012 Master Agreement, dated as of October 19, 2012, between ANV and National Bank of Canada, as amended, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto.

1.86 “New Board” means the board of directors of Reorganized ANV.

1.87 “New Board Member” means a member of the New Board appointed as of the Effective Date.

1.88 “New Common Stock” means the class or classes of common stock issued by Reorganized ANV on the Effective Date, which shall be deemed validly issued, fully paid and non-assessable.

1.89 “New First Lien Term Loans” means the new loans incurred by Reorganized ANV pursuant to the New First Lien Term Loan Credit Facility in form and substance consistent with the Restructuring Support Agreement and Restructuring Term Sheet.

1.90 “New First Lien Term Loan Credit Facility” means the credit facility that Reorganized ANV will enter into on the Effective Date, in form and substance consistent with the Restructuring Support Agreement and Restructuring Term Sheet, pursuant to which Reorganized ANV will incur, and all of the direct and indirect domestic subsidiaries of Reorganized ANV will guarantee, the New First Lien Term Loans.

1.91 “New Organizational Documents” means any amended certificates of formation, bylaws, or other operating agreements as may be necessary for the Reorganized Debtors, which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Noteholders and substantially final forms of which shall be included in the Plan Supplement.

1.92 “New Revolving Credit Facility” means the second lien asset-based revolving loan credit facility that Reorganized ANV will enter into on the Effective Date, with the consent of the Reorganized Debtors and the Requisite Consenting Parties, in form and substance consistent with the Restructuring Support Agreement and Restructuring Term Sheet.

1.93 “New Second Lien Convertible Term Loans” means those loans incurred by Reorganized ANV pursuant to the New Second Lien Convertible Term Loan Credit Facility in form and substance consistent with the Restructuring Support Agreement and Restructuring Term Sheet.

1.94 “New Second Lien Convertible Term Loan Credit Facility” means the credit facility that Reorganized ANV will enter into on the Effective Date, in form and substance consistent with the Restructuring Support Agreement and Restructuring Term Sheet, pursuant to which Reorganized ANV will incur, and all direct and indirect domestic subsidiaries of Reorganized ANV will guarantee, the New Second Lien Convertible Term Loans.

1.95 “New Warrant Agreement” means, if Class 10 votes to accept the Plan, the agreement that Reorganized ANV will enter into on the Effective Date, pursuant to which Reorganized ANV will issue the New Warrants, which agreement shall contain terms and conditions that are materially consistent with the Restructuring Support Agreement and Restructuring Term Sheet and shall otherwise be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Noteholders.

1.96 “New Warrants” means, if Class 10 votes to accept the Plan, the warrants issued by Reorganized ANV on the Effective Date to purchase shares of New Common Stock pursuant to the terms of the New Warrant Agreement and as set forth in Article 4.4 hereof.

1.97 “Non-Debtor Affiliates” means Allied Nevada Delaware Holdings Inc. and Allied Nevada (Cayman) Corp.

1.98 “Notes” means the 8.75% senior unsecured notes due 2019 issued by ANV pursuant to the Indenture.

1.99 “Notes Claims” means Claims arising under the Indenture or in respect of the Notes.

1.100 “Notes Cash Distribution Cap” means the cap of $2,500,000 in the aggregate on the amount of Cash distributable in respect of Notes Claims under the Plan.

1.101 “Officers’ Employment Agreements” mean the employment agreements between the Debtors and the current officers of the Debtors.

1.102 “Other Secured Claim” means a Secured Claim, other than a Prepetition Secured Debt Claim.

1.103 “Person” means any person, including, without limitation, any individual, partnership, joint venture, venture capital fund, association, corporation, union, limited liability company, limited liability partnership, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, group, unincorporated association or organization or governmental unit.

1.104 “Petition Date” means March 10, 2015.

1.105 “PIK Interest” means the interest on the New Second Lien Convertible Term Loans which shall accrue at the rate of 15% per annum, and shall be payable in kind on a quarterly basis.

1.106 “Plan” means this joint chapter 11 plan (including the Plan Supplement), either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance herewith, the Bankruptcy Code, the Bankruptcy Rules and the Restructuring Support Agreement and shall otherwise be in form and substance reasonably acceptable to the Requisite Consenting Parties.

1.107 “Plan Supplement” means one or more supplements to the Plan containing certain schedules, documents and/or forms of documents relevant to the implementation of the Plan (including without limitation the New Warrant Agreement, the New Warrants, the New Organizational Documents, the New First Lien Term Loan Credit Facility, the New Second Lien Term Loan Credit Facility, and the New Revolving Credit Facility (if any)), to be filed with the Bankruptcy Court no later than seven (7) days prior to the deadline for objections to Confirmation of the Plan as established by the Bankruptcy Court, as amended, supplemented, or modified from time to time in accordance with the terms of the Plan, the Restructuring Support Agreement, the Bankruptcy Code and the Bankruptcy Rules and shall otherwise be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Parties; provided, however, that the Creditors Committee shall have consultation rights with respect to such documents only to the extent any documents or provision thereof may be deemed to affect the treatment of or distributions to the Holders of General Unsecured Claims or Holders of Note Claims, to the extent such Holders of Note Claims are not Consenting Noteholders; provided, further, however, that any documents or provisions of such documents that are, or relate to, any of the Excluded Matters shall not be required to be reasonably acceptable to the Requisite Secured Lenders.

1.108 “Plan Support Parties” means, collectively, the Consenting Noteholders and the Secured Lenders.

1.109 “Prepetition Secured Debt Claims” means, collectively, the Secured ABL Claims and the Secured Swap Claims.

1.110 “Priority Claim” means any Claim to the extent that it is of the kind described in, and entitled to priority under, Bankruptcy Code sections 507(a)(3), (4), (5), (6) or (8).

1.111 “Pro Rata” means the proportion by dollar amount (with respect to an Allowed Claim) or amount (with respect to an Allowed Interest) that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate dollar amount of Allowed Claims or aggregate amount of Allowed Interests in that Class, or the proportion by dollar amount (with respect to an Allowed Claim) or amount (with respect to an Allowed Interest) that an Allowed Claim or Allowed Interest entitled to share in the same recovery as other Allowed Claims or Allowed Interests bears to the aggregate dollar amount of Allowed Claims or aggregate amount of Allowed Interests entitled to share in that same recovery under the Plan.

1.112 “Professional” means (a) any professional employed in these Chapter 11 Cases pursuant to Bankruptcy Code sections 327, 328 or 1103 and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4) excluding those entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to the Order Authorizing the Employment and Compensation of Professionals Utilized in the Ordinary Course of Business, Effective Nunc Pro Tunc to the Effective Date [Docket No. 196], as may be amended, modified, or supplemented by the Bankruptcy Court from time to time.

1.113 “Professional Fee Claims” means Administrative Expense Claims of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred on or after the Petition Date through and including the Effective Date.

1.114 “Proof of Claim” means a proof of Claim filed by a Holder of a Claim against any Debtor (as may be amended and supplemented from time to time pursuant to the Bankruptcy Code or Bankruptcy Rules) on or before the applicable Bar Date, or such other time as may be permitted by the Bankruptcy Court or agreed to by the Debtors with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or the Reorganized Debtors.

1.115 “QIB” means a “qualified institutional buyer”, as such term is defined in Rule 144A of the Securities Act.

1.116 “Qualifying Liquidity Event” means a Liquidity Event that is consummated after the two (2) year anniversary of the Effective Date and prior to the Expiration Date, in which (i) the Cash consideration received per share of New Common Stock is greater than 50% of the total consideration received per share of New Common Stock (as reasonably determined by the New Board) and (ii) the acquirer is not an affiliate of (x) the Reorganized Debtors or (y) any of their stockholders.

1.117 “Reinstated” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired, or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code section 365(b)(2), (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default, (iii) compensating the Holder of a Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder of a Claim or Interest on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest.

1.118 “Released Party” means each of the following solely in their capacity as such: (a) the Consenting Noteholders; (b) the Indenture Trustee; (c) Scotiabank; (d) Wells Fargo; (e) each Holder of the Secured Swap Claims or Secured ABL Claims; (f) the DIP Agent; (g) the DIP Lenders; (h) the Creditors Committee and the members of the Creditors Committee; (i) with respect to the foregoing entities in clauses (a) through (h), their respective current or former directors, managers, officers, affiliates, partners, consultants, financial advisors, subsidiaries, principals, employees, agents, managed funds, representatives, attorneys and advisors, together with their successors and assigns; and (j) the Debtors’ officers, managers, directors, employees, financial advisors, attorneys, accountants, consultants, and other Professionals, in each case in their capacity as such, and only if serving in such capacity.

1.119 “Reorganized ANV” means, on and after the Effective Date, ANV reorganized under and pursuant to the Plan.

1.120 “Reorganized Debtors” means, on and after the Effective Date, collectively, all of the Debtors that are reorganized under and pursuant to the Plan.

1.121 “Requisite Consenting Noteholders” means, as of any date of determination, the Consenting Noteholders who own or control as of such date at least 66-2/3% in aggregate outstanding principal amount of the Notes owned or controlled by all of the Consenting Noteholders as of such date.

1.122 “Requisite Consenting Parties” means, collectively, the Requisite Consenting Noteholders and the Requisite Secured Lenders.

1.123 “Requisite Secured Lenders” means, as of any date of determination, the Secured Lenders who own or control as of such date at least 80% of all Secured ABL Claims and Secured Swap Claims, in the aggregate, as of such date; provided, however, that, notwithstanding the foregoing, the consent of Wells Fargo (or of any assignee who Wells Fargo assigned a principal amount of Secured ABL Claims of at least $30 million in compliance with the terms of Section 3(c) of the Restructuring Support Agreement) will be required in any instance where the consent of the Requisite Secured Lenders is required, so long as Wells Fargo or such assignee, as the case may be, owns or controls at least $30 million in principal amount of Secured ABL Claims (as such amount may be reduced by any permitted principal repayments made to the holders of the Secured ABL Claims during the Chapter 11 Cases) at such time.

1.124 “Restructuring Documents” means all agreements, instruments, pleadings, orders or other documents (including all exhibits, schedules, supplements, appendices, annexes and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, the Restructuring Support Agreement, the Plan and/or the Restructuring Transaction, including, but not limited to, (i) the Plan Supplement, (ii) the Disclosure Statement and any motion seeking the approval thereof, (iii) the Disclosure Statement Order, (iv) the Confirmation Order, (v) the Ballots, the motion to approve the form of the Ballots and the Solicitation, and the order of the Bankruptcy Court approving the form of the Ballots and the Solicitation, (vi) any documentation relating to the DIP Facility, the New First Lien Term Loan Credit Facility, the New Second Lien

Convertible Term Loan Credit Facility and the New Revolving Credit Facility, and (vii) any documentation relating to the use of cash collateral, distributions provided to the Holders of any Claims and Interests, any exit financing, organizational documents, shareholder-related agreements or other related documents, each of which shall contain terms and conditions materially consistent with the Restructuring Support Agreement and shall otherwise be in form and substance acceptable to the Debtors, the Requisite Consenting Noteholders and, as and to the extent required pursuant to the Restructuring Support Agreement, the Requisite Secured Lenders.

1.125 “Restructuring Support Agreement” means the restructuring support agreement (including all exhibits, annexes and schedules attached thereto), dated as of March 10, 2015, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, both as to substance and parties thereto, among the Debtors, the Initial Consenting Noteholders and the Initial Secured Lenders, a copy of which is attached as Exhibit B to the Disclosure Statement.

1.126 “Restructuring Support Effective Date” means March 10, 2015.

1.127 “Restructuring Term Sheet” means that term sheet attached to the Restructuring Support Agreement.

1.128 “Restructuring Transaction” means the restructuring transactions for the Debtors in accordance with, and subject to the terms and conditions set forth in, the Restructuring Support Agreement and Restructuring Term Sheet.

1.129 “Retained Causes of Action” has the meaning set forth in Article 9.6 of the Plan.

1.130 “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule listing those executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan and the proposed cure amounts, if any, related thereto, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, all of which shall be reasonably acceptable to the Requisite Consenting Noteholders.

1.131 “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of contracts and/or leases to be rejected or repudiated by the Debtors pursuant to the Plan in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, all of which shall be reasonably acceptable to the Requisite Consenting Noteholders.

1.132 “Schedules” means the schedules of assets and liabilities, schedules of executory contracts, and statements of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521, the Official Bankruptcy Forms and the Bankruptcy Rules, and any and all amendments thereto.

1.133 “Scotiabank” means The Bank of Nova Scotia.

1.134 “Scotiabank Cross Currency Swap” means the cross currency swap transaction subject to the ISDA 2012 Master Agreement, dated as of May 15, 2012, between ANV and Scotiabank, as amended, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto.

1.135 “Scotiabank Cross Currency Swap Claim” means the Claim arising from the Scotiabank Cross Currency Swap.

1.136 “Secured” means when referring to a Claim: (a) secured by a Lien on property in which an Estate has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code section 553, to the extent of the value of the creditor’s interest in an Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a) or (b) Allowed as such pursuant to the Plan.

1.137 “Secured ABL/Swap Cash Payments” means payments in Cash aggregating an amount equal to the greater of (i) $25,000,000.00 and (ii) an amount equal to 100% of the net cash proceeds from the sale of exploration properties, assets identified as Held for Sale on the Balance Sheet (as defined in the Restructuring Support Agreement) and other asset sales and dispositions (other than sales of gold and silver inventory in the ordinary course of business), in respect of the outstanding principal amount of the Secured ABL Claims and Secured Swap Claims as of the Petition Date that were made during the pendency of the Chapter 11 Cases or will be made on the Effective Date.

1.138 “Secured ABL $10MM Cash Payment” means payments in Cash aggregating $10,000,000.00, in respect of the outstanding principal amount of the Secured ABL Claims as of the Petition Date that were made during the pendency of the Chapter 11 Cases.

1.139 “Secured ABL Claim” means a Claim arising under the Credit Agreement.

1.140 “Secured Swap Claims” means, collectively, the Scotiabank Cross Currency Swap Claim and the Diesel Swap Claims.

1.141 “Secured Lenders” means the Initial Secured Lenders and any Successor Secured Lenders.

1.142 “Secured Lenders’ Advisors” means (i) Wachtell, Lipton, Rosen & Katz, as counsel to Scotiabank as administrative agent under the Credit Agreement; (ii) Paul Hastings LLP, as counsel to Wells Fargo; (iii) Morris, Nichols, Arsht & Tunnell LLP, as Delaware local counsel for the Secured Lenders; (v) Fennemore Craig, P.C.; (vi) RPA Advisors, LLC, as financial advisor to the Initial Secured Lenders; (vii) JDS Energy & Mining USA LLC, as financial advisor to Wells Fargo; (viii) McMillan LLP; and (ix) Fasken Martineau.

1.143 “Securities” means any instruments that qualify under section 2(a)(1) of the Securities Act, including the New Common Stock.

1.144 “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

1.145 “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a – 78pp, as now in effect or hereafter amended.

1.146 “SocGen Cross Currency Swap” means the cross currency swap transaction subject to the ISDA 2012 Master Agreement, dated as of October 31, 2012, between ANV and Societe Generale, as amended, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto.

1.147 “Solicitation” means the solicitation of votes in connection with the Plan pursuant to Bankruptcy Code sections 1125 and 1126.

1.148 “Stockholders Agreement” means a stockholders agreement for Reorganized ANV.

1.149 “Subordinated Securities Claims” means all Claims of the type described in and subject to subordination pursuant to Bankruptcy Code section 510(b).

1.150 “Successor Secured Lenders” means any successors and assigns of the Initial Secured Lenders under the Restructuring Support Agreement.

1.151 “Swap Deficiency Claims” means the unsecured portion of the Claims arising under the NBC Cross Currency Swap and the SocGen Cross Currency Swap.

1.152 “Swap Claims” means, collectively, the Cross Currency Swap Claims and the Diesel Swap Claims.

1.153 “Swaps” means the Cross Currency Swaps and the Diesel Swaps.

1.154 “Taxes” means any federal, state, county or local taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental unit, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

1.155 “Total Share Number” means, as of the time of exercise of the New Warrants, the sum of (without duplication) (i) the number of shares of New Common Stock that were issued and outstanding as of the Effective Date (adjusted to take into account any stock split, stock combination or stock dividend made with respect to any such shares of New Common Stock), (ii) the number of shares of New Common Stock that were issued upon conversion of the New Second Lien Convertible Term Loans prior to the time of such exercise (adjusted to take into account any stock split, stock combination or stock dividend made with respect to any such shares of New Common Stock), and (iii) the number of shares of New Common Stock that are issuable upon full conversion of the amount of New Second Lien Convertible Term Loans outstanding as of the time of such exercise.

1.156 “Transaction Expenses” means all reasonable and documented fees, costs and expenses of the DIP Lenders and DIP Agent (including, without limitation, such parties’ professional fees and expenses and the fees and expenses of Houlihan Lokey Capital, Inc. in accordance with the terms of that certain engagement letter dated February 23, 2015), Consenting Noteholders’ Advisors and Secured Lenders’ Advisors, in each case, (i) in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and enforcement of the Restructuring Support Agreement, the Plan, the Disclosure Statement and any of the other Restructuring Documents, and the transactions contemplated thereby, or any amendments, waivers, consents, supplements or other modifications to any of the foregoing and (ii)(A) consistent with any engagement letters entered into between the Debtors and the applicable Consenting Noteholders’ Advisors or Secured Lenders’ Advisors (as supplemented and/or modified by the Restructuring Support Agreement), as applicable, or (B) as provided in the DIP Facility Order.

1.157 “Transfer” means any sale, transfer, loan, issuance, pledge, hypothecation, assignment, grant or other disposition (including a participation) by a Consenting Party, directly or indirectly, in whole or in part, of any Claims and Interests, or any option thereon or any right or interest therein (including grants of any proxies, deposits of any Claims and Interests into a voting trust, or entry into a voting agreement with respect to any Claims and Interests).

1.158 “Unclassified Claims” means Administrative Expense Claims, Priority Claims and DIP Facility Claims.

1.159 “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Class of Interests, not “impaired” within the meaning of Bankruptcy Code sections 1123(a)(4) and 1124.

1.160 “U.S. Trustee” means the United States Trustee for the District of Delaware.

1.161 “Voting Deadline” means 4:00 p.m., prevailing Eastern Time, on July 8, 2015.

1.162 “Voting Securities” means, with respect to any Person, the Securities of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

1.163 “Wells Fargo” means Wells Fargo Bank, National Association.

ARTICLE II

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims.

2.1 Administrative Expense Claims. In full and final satisfaction, settlement, release and discharge of each Administrative Expense Claim, except to the extent that a Holder of an Allowed Administrative Expense Claim and the Debtors, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or the Reorganized Debtors, agree in writing to less favorable treatment for such Administrative Expense Claim, the Debtors (or the Reorganized Debtors, as the case may be) shall pay to each Holder of an Allowed Administrative Expense Claim, as applicable, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, (a) the Effective Date or, if payment is not then due, (b) on the due date of such Administrative Expense Claim. Except as otherwise provided by the Plan, any request for the payment of an Administrative Expense Claim that is not filed and served within thirty (30) days after the Effective Date shall be discharged and forever barred and the Holder of such Administrative Expense Claim shall be enjoined from commencing or continuing any action, process or act to collect, offset or recover on such Administrative Expense Claim against any of the Debtors or Reorganized Debtors.

The Transaction Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without the requirement to file a fee application with the Bankruptcy Court or a formal request for payment prior to the Administrative Bar Date, and without any requirement for Bankruptcy Court review.

2.2 Professional Fee Claims. All Professionals seeking allowance by the Bankruptcy Court of Professional Fee Claims shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Effective Date. Allowed Professional Fee Claims shall be paid in full (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Allowed Professional Fee Claim is entered by the Bankruptcy Court or (ii) upon such other terms as may be mutually agreed upon between the Holder of such an Allowed Professional Fee Claim and the Debtors, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or the Reorganized Debtors. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3 Priority Claims. In full and final satisfaction, settlement, release and discharge of each Allowed Priority Claim, except to the extent that a Holder of an Allowed Priority Claim agrees to less favorable treatment, each Holder of an Allowed Priority Claim due and payable on or before the Effective Date shall, upon the later of (A) the Effective Date or as soon thereafter as reasonably practicable and (B) the date upon which the Priority Claim comes due, be: (i) paid in full in Cash; (ii) Unimpaired and Reinstated; or (iii) treated on such other terms as may be agreed upon by such Holder and the Debtors, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or Reorganized Debtors, as applicable, or otherwise determined by an order of the Bankruptcy Court.

2.4 DIP Facility Claims. In full and final satisfaction, settlement, release and discharge of each Allowed DIP Facility Claim, each Holder of an Allowed DIP Facility Claim shall receive: (i) its Pro Rata share of the DIP Facility Consideration in exchange for its Pro Rata share of the first $25,000,000.00 of Allowed DIP Facility Claims; and (ii) its Pro Rata share of the New Second Lien Convertible Term Loans in an original aggregate principal amount equal to its Pro Rata share of the Excess DIP Facility Claim Amount. The DIP Facility Consideration shall be subject to dilution on account of (a) the Management Incentive Plan, (b) the exercise of the New Warrants, and (c) the conversion of the New Second Lien Convertible Term Loans.

B. General Rules.

2.5 Substantive Consolidation of the Debtors for Plan Purposes Only. Pursuant to Article 4.2 of the Plan, the Plan provides for the substantive consolidation of the Debtors’ Estates into a single Estate for Plan purposes only and matters associated with Confirmation and consummation of the Plan. As a result of the substantive consolidation of the Debtors’ Estates for these limited purposes, each Class of Claims against and Interests in the Debtors will be treated as against a single consolidated Estate for Plan purposes without regard to the corporate separateness of the Debtors.

2.6 Classification. Pursuant to Bankruptcy Code sections 1122 and 1123, the following chart designates the Classes of Claims and Interests under the Plan. A Claim or Interest is in a particular Class for purposes of voting on, and of receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.

C. Summary of Classification for the Debtors.

Class	Designation	Impairment	Entitled to Vote
Class 1	Secured ABL Claims	Impaired	Yes

Class 2	Secured Swap Claims	Impaired	Yes

Class 3	Other Secured Claims	Unimpaired	No (deemed to accept)

Class 4	Notes Claims	Impaired	Yes

Class 5	General Unsecured Claims	Unimpaired	No (deemed to accept)

Class 6	Swap Deficiency Claims	Unimpaired	No (deemed to accept)

Class 7	Intercompany Claims	Unimpaired	No (deemed to accept)

Class 8	Subordinated Securities Claims	Impaired	No (deemed to reject)

Class 9	Intercompany Interests	Unimpaired	No (deemed to accept)

Class 10	Existing Equity Interests	Impaired	Yes

D. Classified Claims and Interests Against the Debtors.

2.7 Class 1 – Secured ABL Claims.

(a) Classification. Class 1 consists of all Secured ABL Claims.

(b) Allowance. Class 1 Claims shall be Allowed Claims pursuant to the Plan in the aggregate amount of $75,411,229.34 (including $74,950,000.00 in principal and $461,229.34 in accrued and unpaid interest and fees as of the Petition Date), less (i) the Secured ABL $10MM Cash Payment and (ii) the Secured ABL Claims’ Pro Rata (after giving effect to the Secured ABL $10MM Cash Payment) share of the amount of Secured ABL/Swap Cash Payments made prior to the Effective Date.

(c) Treatment. In full and complete satisfaction, discharge and release of each Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive, on the Effective Date: (i) its Pro Rata (after giving effect to the Secured ABL $10MM Cash Payment) share of the Secured ABL/Swap Cash Payments not made prior to the Effective Date and (ii) New First Lien Term Loans in an aggregate principal amount equal to (A) the amount of Allowed Claims pursuant to Article 2.7(b) above minus (B) the amount paid in cash in respect of the Secured ABL Claims pursuant to the foregoing clause (i) of this Article 2.7(c). In addition, for the avoidance of doubt, any unpaid amounts owed to the holders of Secured ABL Claims pursuant to Section 11 of the DIP Facility Order (including accrued interest to and including the Effective Date pursuant to clause (a) thereof) shall be due and payable in cash on the Effective Date.

(d) Impairment and Voting. Class 1 Claims are Impaired and the Holders thereof are entitled to vote on the Plan.

2.8 Class 2 – Secured Swap Claims.

(a) Classification. Class 2 consists of all Secured Swap Claims.

(b) Allowance. Class 2 Claims shall be Allowed Claims pursuant to the Plan in the aggregate principal amount of $86,306,619.00 less the Secured Swap Claims’ Pro Rata share of the amount of Secured ABL/Swap Cash Payments made prior to the Effective Date.

(c) Treatment. In full and complete satisfaction, discharge and release of each Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive (i) its Pro Rata share of the Secured ABL/Swap Cash Payments not made prior to the Effective Date and (ii) New First Lien Term Loans in an aggregate principal amount equal to (A) the amount of Allowed Claims pursuant to Article 2.8(b) above minus (B) the amount paid in cash in respect of the Secured Swap Claims pursuant to the foregoing clause (i) of this Article 2.8(c). In addition, for the avoidance of doubt, any unpaid amounts owed to the holders of Secured Swap Claims pursuant to Section 11 of the DIP Facility Order (including accrued interest to and including the Effective Date pursuant to clause (a) thereof ) shall be due and payable in cash on the Effective Date.

(d) Impairment and Voting. Class 2 Claims are Impaired and the Holders thereof are entitled to vote on the Plan.

2.9 Class 3 – Other Secured Claims.

(a) Classification. Class 3 consists of any and all Other Secured Claims.

(b) Treatment. In full and complete satisfaction, discharge and release of each Allowed Class 3 Claim, except to the extent a Holder of an Allowed Class 3 Claim agrees to less favorable treatment with the Debtors, with the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld, or Reorganized Debtors, as applicable, each Allowed Class 3 Claim, on the Effective Date shall be (i) paid in full in Cash, (ii) Unimpaired and Reinstated or (iii) treated on such other terms as the applicable Debtor, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or Reorganized Debtor, and the Holder thereof may agree.

(c) Impairment and Voting. Class 3 Claims are Unimpaired and the Holders thereof are deemed to accept the Plan and are not entitled to vote on the Plan.

2.10 Class 4 – Notes Claims.

(a) Classification. Class 4 consists of any and all Notes Claims.

(b) Allowance. Class 4 Claims shall be Allowed Claims pursuant to the Plan in the aggregate amount of $324,154,778.00, including $316,640,000.00 in principal and $7,514,778.00 in accrued and unpaid interest as of the Petition Date.

(c) Treatment. In full and complete satisfaction, discharge and release of each Allowed Class 4 Claim, each Holder of an Allowed Class 4 Claim may elect to receive: (i) its Pro Rata share of 75% of the New Common Stock, subject to dilution on account of (a) the Management Incentive Plan, (b) the exercise of the New Warrants and (c) the conversion of the New Second Lien Convertible Term Loans; or (ii) an amount of Cash equal to such Holder’s Pro Rata share of the Notes Cash Distribution Cap; provided, however, that no Holder of an Allowed Class 4 Claim shall be entitled to receive an amount of Cash in excess of the amount of Allowed Class 4 Claims held by such Holder.

(d) Impairment and Voting. Class 4 Claims are Impaired and the Holders thereof are entitled to vote on the Plan.

2.11 Class 5 – General Unsecured Claims.

(a) Classification. Class 5 consists of any and all General Unsecured Claims.

(b) Treatment. In full and complete satisfaction, discharge and release of each Allowed Class 5 Claim, each Holder of an Allowed Class 5 Claim, on the Effective Date or as soon as reasonably practicable thereafter, or, if such Claim has not yet been Allowed, as soon as practicable after such Claim is Allowed, shall be paid in full in Cash on account of such Allowed Class 5 Claim plus postpetition interest at (i) the contractual rate of interest, if any, or (ii) the rate specified in 28 U.S.C. § 1961, if no such contractual rate exists with respect to such Allowed Class 5 Claim.

(c) Impairment and Voting. Class 5 Claims are Unimpaired and the Holders thereof are deemed to accept the Plan and are not entitled to vote on the Plan.

2.12 Class 6 – Swap Deficiency Claims.

(a) Classification. Class 6 consists of any and all Swap Deficiency Claims.

(b) Allowance. Class 6 Claims shall be Allowed Claims pursuant to the Plan in the aggregate principal amount of $890,603.67 as of the Petition Date.

(c) Treatment. In full and complete satisfaction, discharge and release of each Allowed Class 6 Claim, on the Effective Date, each Holder of an Allowed Class 6 Claim shall be paid in full in Cash on account of such Allowed Class 6 Claim plus postpetition interest at (i) the contractual rate of interest, if any, or (ii) the rate specified in 28 U.S.C. § 1961, if no such contractual rate exists with respect to such Allowed Class 6 Claim.

(d) Impairment and Voting. Class 6 Claims are Unimpaired and the Holders thereof are deemed to accept the Plan and are not entitled to vote on the Plan.

2.13 Class 7 – Intercompany Claims.

(a) Classification. Class 7 consists of any and all Intercompany Claims.

(b) Treatment. Class 7 Claims shall be adjusted, continued or discharged to the extent determined by the Debtors, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, or the Reorganized Debtors.

(c) Impairment and Voting. Class 7 Claims are Unimpaired and the Holders thereof are deemed to accept the Plan and are not entitled to vote on the Plan.

2.14 Class 8 – Subordinated Securities Claims.

(a) Classification. Class 8 Claims consists of any and all Subordinated Securities Claims.

(b) Treatment. Class 8 Claims shall be extinguished and Holders thereof shall not receive any property or consideration under the Plan in respect of Class 8 Claims; provided, however, that the Plan shall not extinguish any rights that a Holder of Subordinated Securities Claims may have against existing insurance maintained by the Debtors.

(c) Impairment and Voting. Class 8 Claims are Impaired and the Holders thereof are deemed to reject the Plan and are not entitled to vote on the Plan.

2.15 Class 9 – Intercompany Interests.

(b) Classification. Class 9 consists of any and all Intercompany Interests.

(c) Treatment. Class 9 Interests shall be Reinstated and the legal, equitable and contractual rights to which Holders of such Allowed Interests are entitled shall remain unaltered so as to maintain the organizational structure of the Debtors as such structure existed on the Petition Date.

(d) Impairment and Voting. Class 9 Interests are Unimpaired and the Holders thereof are deemed to accept the Plan and are not entitled to vote on the Plan.

2.16 Class 10 – Existing Equity Interests

(a) Classification. Class 10 Interests consists of any and all Existing Equity Interests in the Debtors.

(b) Treatment.

(i) If the Class of Holders of Class 10 Interests votes in favor of the Plan, then on the Effective Date, each Holder of a Class 10 Interest shall receive its Pro Rata share of the New Warrants and the Existing Equity Interests shall be deemed settled, canceled, released, compromised and extinguished as of the Effective Date. If a Holder of an Allowed Class 10 Interest votes in favor of the Plan and the Class of Class 10 Interests votes in favor of the Plan, then such Holder shall also be deemed to have released any Class 8 Subordinated Securities Claims that it owns or controls.

(ii) If the Class of Holders of Existing Equity Interests votes against the Plan, then the Holders of Existing Equity Interests shall receive no recovery on account of their Existing Equity Interests and the Existing Equity Interests shall be deemed settled, canceled, released, compromised and extinguished as of the Effective Date.

(c) Impairment and Voting. Class 10 Interests are Impaired and the Holders of Class 10 Interests are entitled to vote on the Plan.

E. Additional Provisions Regarding Unimpaired Claims and Subordinated Claims.

2.17 Special Provision Regarding Unimpaired Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments asserted against Unimpaired Claims.

2.18 Subordinated Claims. The allowance, classification and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510(b), or otherwise. The Debtors or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim (or portion thereof) as a Subordinated Claim upon entry of a Final Order ruling that such Allowed Claim (or portion thereof) is a Subordinated Claim.

ARTICLE III

ACCEPTANCE

3.1 Presumed Acceptance of the Plan. Classes 3, 5, 6, 7 and 9 are Unimpaired under the Plan, and are therefore conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f).

3.2 Presumed Rejection of the Plan. Class 8 is Impaired under the Plan, and is conclusively presumed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).

3.3 Voting Classes. Classes 1, 2, 4, and 10 are Impaired under the Plan, and Holders of Claims or Interests in Classes 1, 2, 4 and 10 shall be entitled to vote to accept or reject the Plan.

3.4 Elimination of Vacant Classes. Any Class of Claims that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Bankruptcy Code section 1129(a)(8).

3.5 Cramdown. The Debtors shall request Confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b) with respect to Class 8 and any other Impaired Class that votes to reject the Plan, if any. The Debtors reserve the right to modify the Plan subject to the terms of the Restructuring Support Agreement to the extent, if any, that Confirmation pursuant to Bankruptcy Code section 1129(b) requires modification to the Plan.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF PLAN

4.1 Restructuring Transactions.

(a) Transactions. The Plan contemplates, among other things: (i) the Reorganized Debtors (A) entering into (x) the New First Lien Term Loan Credit Facility and (y) the New Second Lien Convertible Term Loan Credit Facility and (B) potentially entering into the New Revolving Credit Facility; (ii) the issuance of New Common Stock; (iii) the potential issuance of New Warrants; and (iv) the adoption of the New Organizational Documents and (where required by applicable law) the filing of the New Organizational Documents with the applicable authorities of the relevant jurisdictions of organization.

(b) Continued Corporate Existence; Vesting of Assets in the Reorganized Debtors. On and after the Effective Date, each of the Reorganized Debtors shall continue to exist as a separate entity in accordance with applicable law in the respective jurisdiction in which it is organized and pursuant to the New Organizational Documents. Notwithstanding anything to the contrary in the Plan, the Unimpaired Claims against a Debtor shall remain the obligations solely of such Debtor or such Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases, or otherwise. Except as otherwise provided in the Plan, on and after the Effective Date, all Assets of the Estates or the Debtors, including all claims, rights and Causes of Action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests other than any Claims, Liens, charges or encumbrances arising or created under the New First Lien Term Loan Credit Facility, the New Second Lien Convertible Term Loan Credit Facility and, if applicable, the New Revolving Credit Facility. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of Assets and compromise or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order.

4.2 Substantive Consolidation for Plan Purposes Only. The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order substantively consolidating the Debtors’ Estates into a single consolidated Estate, solely for all purposes associated with Confirmation and consummation of the Plan. On the Effective Date, for Plan purposes only, the Debtors shall be deemed merged into ANV, and (a) all assets and liabilities of the Debtors shall be deemed merged into ANV, (b) all guaranties of any Debtor of the payment, performance, or collection of the obligations of another Debtor shall be eliminated and cancelled, (c) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (d) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and Allowed only as a single Claim against the consolidated Debtors and (e) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the Debtors on and after the Effective Date. Entry of the Confirmation Order will constitute the approval, pursuant to Bankruptcy Code section 105(a), effective as of the Effective Date, of the deemed substantive consolidation of the Chapter 11 Cases of the Debtors for purposes of voting on, Confirmation of, and distributions under the Plan.

Notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only) shall not (other than for purposes related to funding distributions under the Plan) affect (a) the legal and organizational structure of the Debtors or the Reorganized Debtors, (b) pre- and post-Petition Date guaranties, Liens and security interests that were required to be maintained (i) in connection with any executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed by the Debtors or (ii) pursuant to the Plan, (c) distributions out of any insurance policies or proceeds of such policies, and (d) the tax treatment of the Debtors. Furthermore, notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only), shall not affect the statutory obligation of each and every Debtor to pay quarterly fees to the U.S. Trustee pursuant to 28 U.S.C. §1903(a)(6) and Article 10.11 herein.

In the event that the Bankruptcy Court does not order such deemed substantive consolidation of the Debtors, then except as specifically set forth in the Plan (a) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor, (b) Claims against multiple Debtors shall be treated as separate Claims against each applicable Debtor for all purposes (including, without limitation, distributions and voting) and such Claims shall be administered as provided in the Plan, (c) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan and (d) the Debtors may seek Confirmation of the Plan as if the Plan is a separate Plan for each of the Debtors.

The substantive consolidation effected pursuant to this Article shall not affect, without limitation: (i) the Debtors’ or the Estates’ (x) defenses to any Claim or Cause of Action, including, without limitation, the ability to assert any counterclaim, (y) setoff or recoupment rights, or (z) requirements for any third party to establish mutuality prior to substantive consolidation in order to assert a right of setoff against the Debtors or the Estates; or (ii) distributions to the Debtors and/or the Estates out of any insurance policies or the proceeds of such policies.

4.3 New Securities.

(a) Issuance of New Common Stock. On the Effective Date, Reorganized ANV shall issue the New Common Stock to Holders of DIP Facility Claims and Notes Claims in accordance with Articles 2.4 and Article 2.10 of the Plan, respectively, subject to dilution on account of: (a) the Management Incentive Plan; (b) the exercise of the New Warrants; and (c) the conversion of New Second Lien Convertible Term Loans. Distribution of New Common Stock hereunder shall together constitute the issuance of 100% of the New Common Stock that will be issued and outstanding as of the Effective Date. The Debtors shall use commercially reasonable efforts to (i) make all such filings and (ii) take all such other actions as may be necessary to (x) register the New Common Stock under the Securities Exchange Act and (y) comply with the requirements of each National Securities Exchange for purposes of listing the shares of New Common Stock on such National Securities Exchange, subject to official notice of issuance.

(b) Section 1145 Exemption. Pursuant to Bankruptcy Code section 1145, the offering, issuance and distribution of any New Common Stock to the Holders of DIP Facility Claims and Holders of Notes Claims shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities. In addition, any and all New Common Stock issued to the Holders of DIP Facility Claims and Holders of Notes Claims contemplated by the Plan will be freely tradable by the recipients thereof, subject to: (i) the provisions of Bankruptcy Code section 1145(b)(1) relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (ii) applicable regulatory approval, if any.

(c) Posting Information. If Reorganized ANV is not required to register its securities under the Securities Exchange Act, then the New Board will decide whether to register any securities of Reorganized ANV under the Securities Exchange Act. If no securities of Reorganized ANV are registered under the Securities Exchange Act, then, until the consummation of a Liquidity Event, the Reorganized Debtors will post annual and quarterly financial information, within certain time periods to be agreed upon between the Reorganized Debtors and the Requisite Consenting Noteholders, to a password protected website to which Holders of New Common Stock and/or New Warrants, securities analysts, market making financial institutions and prospective investors of Securities in Reorganized ANV that are QIBs or Accredited Investors may gain access; provided, that such Persons affirmatively agree to the terms of a “click through” confidentiality agreement posted on such website. All prospective investors of Securities in Reorganized ANV that are QIBs or Accredited Investors shall be entitled to access such website upon completion and submission of appropriate documentation demonstrating their status as such.

4.4 New Warrants. If the Class of Holders of Existing Equity Interests votes in favor of the Plan, then, on the Effective Date, in accordance with Article 2.16 hereof, the Reorganized Debtors shall issue to Holders of Existing Equity Interests, on a Pro Rata basis, the New Warrants. The New Warrants shall have the following provisions, and such other provisions as are set forth in the New Warrant Agreement.

(a) Warrant Shares. If not previously expired in accordance with their terms, the New Warrants shall only be exercisable either (a) upon the consummation of a Liquidity Event or (b) on the Expiration Date. At the time of exercise, the New Warrants shall be exercisable into a total number of shares of New Common Stock that is equal to (after giving effect to the exercise of the New Warrants) 10% of the Total Share Number, subject to dilution on account of the Management Incentive Plan. The New Warrants will also be subject to anti-dilution adjustments for stock splits, stock dividends and stock combinations and other similar customary events set forth in the Warrant Agreement, and the New Warrants will not contain any economic anti-dilution adjustments.

(b) Exercise Price. At the time of exercise, the exercise price per share of New Common Stock for the New Warrants shall be equal to the quotient obtained by dividing (a) the Adjusted Equity Value by (b) the Total Share Number. The New Warrants must be exercised by payment of the exercise price in Cash (i.e., the New Warrants shall not contain a cashless exercise feature), except that the New Warrants may be exercised on a cashless basis (i) if the New Common Stock is publicly traded and the use of a cashless exercise feature is not materially burdensome to Reorganized ANV or (ii) in connection with a Liquidity Event.

(c) Expiration. Unless expired earlier as set forth below, the New Warrants will expire on the Expiration Date. Upon a Qualifying Liquidity Event, the New Warrants will expire upon consummation of such Qualifying Liquidity Event. Upon the consummation prior to the Expiration Date of a Liquidity Event that is not a Qualifying Liquidity Event:

(i) If the value of the consideration paid in respect of a share of New Common Stock (such value to be reasonably determined by the New Board) is less than the exercise price applicable to the New Warrants, then, at the Reorganized Debtors’ election, the New Warrants shall be either (a) automatically cancelled and the Reorganized Debtors shall pay in exchange therefor consideration (at the Reorganized Debtors’ election, either (i) in Cash or (ii) in the same proportion of Cash and non-Cash consideration as is paid in respect of shares of New Common Stock) equal to the Black-Scholes value of the New Warrants (as determined below), or (b) converted into the right to receive the applicable consideration from such Liquidity Event at the exercise price applicable to the New Warrants; provided, that if the Cash portion of the total value of the consideration paid in respect of a share of New Common Stock is greater than 50% (as reasonably determined by the New Board), then the Reorganized Debtors shall always pay the Black-Scholes value of the New Warrants in, at the Reorganized Debtors’ election, Cash or the same proportion of Cash and non-Cash consideration as is paid in respect of shares of New Common Stock.

(ii) If the value of the consideration paid in respect of a share of New Common Stock (such value to be reasonably determined by the New Board) is equal to or greater than the exercise price applicable to the New Warrants, the New Warrants shall expire upon consummation of such Liquidity Event.

(d) Black-Scholes Value. The Black-Scholes value of the New Warrants shall be determined based on inputs set forth in the New Warrants and New Warrant Agreement, including a 20% equity volatility rate and a risk free-rate equal to the U.S. Treasury Rate for the period of time until expiration of the New Warrants.

(e) Transfer Restrictions. If Reorganized ANV is not required to register any of its securities under the Securities Exchange Act and the New Board elects not to register its securities under the Securities Exchange Act, the organizational documents for Reorganized ANV and the documents or certificates evidencing the New Warrants shall include such applicable appropriate restrictions or other provisions necessary so that a sale or other transfer of New Warrants would not, if consummated, require Reorganized ANV to register any of its securities under the Securities Exchange Act.

(f) No Rights as a Stockholder. The New Warrants shall not entitle the holder thereof to vote or receive dividends or to be deemed the holder of capital stock or any other securities of the Reorganized Debtors, nor shall the New Warrants confer upon the holder thereof (in its capacity as a holder of the New Warrants) any of the rights of a stockholder of the Reorganized Debtors (including appraisal rights, any right to vote for the election of directors or upon any matter submitted to stockholders of the Reorganized Debtors at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise).

4.5 Plan Funding.

(a) New First Lien Term Loan Credit Facility. On the Effective Date, Reorganized ANV will enter into the New First Lien Term Loan Credit Facility pursuant to which the New First Lien Term Loans will be incurred in an original aggregate principal amount equal to (i) the total amount of (A) the Secured Swap Claims plus (B) the Secured ABL Claims less (ii) the aggregate amount of Secured ABL/Swap Cash Payments and Secured ABL $10MM Cash Payment. The payment of the New First Lien Term Loans will be guaranteed by all of the direct and indirect domestic subsidiaries of Reorganized ANV.

(b) New Second Lien Convertible Term Loan Credit Facility. On the Effective Date, Reorganized ANV will enter into the New Second Lien Convertible Term Loan Credit Facility pursuant to which the New Second Lien Convertible Term Loans will be incurred in an original aggregate principal amount equal to the Excess DIP Facility Claim Amount. The payment of the New Second Lien Convertible Term Loans will be guaranteed by all of the direct and indirect domestic subsidiaries of Reorganized ANV.

(c) New Revolving Credit Facility. On the Effective Date, Reorganized ANV may enter into the New Revolving Credit Facility with revolving loan commitments (including a letter of credit subfacility) in an original aggregate principal amount to be determined by the Debtors and the Requisite Consenting Parties. The New Revolving Credit Facility will be used to provide working capital and for other general corporate purposes of the Reorganized Debtors. For the avoidance of doubt, proceeds of the New Revolving Credit Facility shall not be used to make payments required under the Plan.

(d) Other Plan Funding. Other than as set forth in Articles 4.5(a), (b) and (c) of the Plan, all Cash necessary for the Reorganized Debtors to make payments required by the Plan shall be obtained from the Debtors’ Cash balances then on hand, after giving effect to the transactions contemplated herein or that occur during the pendency of the Chapter 11 Cases.

4.6 Corporate Governance, Managers, Officers and Corporate Action.

(a) New Organizational Documents. On the Effective Date, the New Organizational Documents, including, upon agreement by the Debtors and the Requisite Consenting Noteholders, the Stockholders Agreement, substantially in forms to be filed with the Plan Supplement, shall be deemed to be valid, binding, and enforceable in accordance with their terms and provisions, such terms and provisions being satisfactory to the Requisite Consenting Noteholders and the Reorganized Debtors. If a Stockholders Agreement is put in place, any Holder of a Claim that is to be distributed shares of New Common Stock pursuant to the Plan shall be deemed to have duly executed and delivered to Reorganized ANV a counterpart to the Stockholders Agreement.

(b) New Board. Subject to any requirement of Bankruptcy Court approval pursuant to Bankruptcy Code section 1129(a)(5), as of the Effective Date, the New Board shall be the persons identified in the Plan Supplement. On the Effective Date, the directors on the New Board will be comprised of the Chief Executive Officer of the Reorganized Debtors and such other individuals selected by the Requisite Consenting Noteholders in their sole discretion. Pursuant to Bankruptcy Code section 1129(a)(5), the Debtors shall disclose the identity and affiliations of any person proposed to serve on the New Board after the Confirmation Date and prior to the Effective Date, and to the extent such person is an insider other than by virtue of being a New Board Member, the nature of any compensation for such person.

(c) Officers of the Reorganized Debtors. On and after the Effective Date, the current officers of the Debtors shall continue to serve in their same capacity with the Reorganized Debtors in accordance with the Officers’ Employment Agreements, to be assumed under the Plan to the extent set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases; provided, however, that the assumption of the Officers’ Employment Agreements for the Debtors’ Chief Executive Officer and Chief Financial Officer shall be subject to the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld.

4.7 Management Incentive Plan. The New Board is authorized to implement the Management Incentive Plan that provides for the issuance of options and/or other equity-based compensation to the management and directors of the Reorganized Debtors. Up to 10% of the shares of New Common Stock that are issued and outstanding on the Effective Date, on a fully diluted (i.e., assuming full conversion of the New Second Lien Convertible Term Loans on the Effective Date and exercise of the New Warrants on the Effective Date) basis, shall be reserved for issuance in connection with the Management Incentive Plan. The participants in the Management Incentive Plan, the allocations of the options and other equity-based compensation (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its sole discretion.

4.8 Cancellation of Notes, Instruments, and Interests. On the Effective Date, except as otherwise provided for in the Plan or any agreement, instrument or other document incorporated in the Plan or the Plan Supplement, (i) the promissory notes, share certificates (including treasury stock), the Notes, the Indenture, the Swaps, the Credit Agreement, the Existing Equity Interests, all other Interests (other than Intercompany Interests), and all other instruments or agreements evidencing any Claims or Interests (other than Intercompany Interests), (ii) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire Claims or Interests and (iii) all registration rights, preemptive rights, rights of first refusal, rights of first offer, co-sale rights and other investor rights governing or relating to any Interests, in any such case shall be deemed automatically extinguished, cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates, the Notes, the Indenture, the Swaps, the Credit Agreement, the Existing Equity Interests, all other Interests (other than Intercompany Interests), and all other instruments evidencing any Claims or Interests (other than Intercompany Interests) shall be automatically discharged. The Holders of or parties to such cancelled notes, share certificates, Notes, the Indenture, the Swaps, the Credit Agreement, the Existing Equity Interests, all other Interests (other than Intercompany Interests), and all other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, Notes, Indenture, Swaps, Credit Agreement, Existing Equity Interests, all other Interests (other than Intercompany Interests), and all other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan. Notwithstanding the foregoing, (a) (i) the Notes and Indenture shall continue in effect solely for the purpose of (x) allowing the Indenture Trustee or its agents to make distributions to Holders of Notes; (y) allowing Holders of Notes to receive distributions hereunder; and (z) preserving the rights and liens of the Indenture Trustee with respect to the Indenture Trustee’s fees and expenses to the extent not otherwise paid and (ii) the Indenture shall terminate completely upon the completion of all distributions to the Holders of the Notes and the payment in full of the Indenture Trustee’s fees and expenses under the Indenture and (b) (i) the Credit Agreement shall continue in effect solely for the purpose of (x) allowing the Administrative Agent or its agents to make distributions to Holders of Secured ABL Claims and Secured Swap Claims and (y) allowing Holders of Secured ABL Claims and Secured Swap Claims to receive distributions hereunder and (ii) the Credit Agreement shall terminate completely upon the completion of all distributions to the Holders of the Secured ABL Claims.

4.9 Cancellation of Liens. On the Effective Date, except as set forth in the Plan, any Lien securing any Claim shall be deemed released, and the Holder of such Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).

4.10 Corporate Action. On and after the Effective Date, the Debtors or the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transaction under and in connection with the Plan, including: (a) the execution, delivery and/or filing, as applicable, of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (b) the execution, delivery and/or filing, as applicable, of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the execution, delivery and/or filing, as applicable, of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution and the New Organizational Documents pursuant to applicable state law; (d) the issuance and distribution of the shares of New Common Stock and the New Warrants as provided for herein; (e) the adoption of the Management Incentive Plan; and (f) all other actions that may be required by applicable law, subject, in each case, to the New Organizational Documents. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons or officers of the Debtors. The authorizations and approvals contemplated by Article 4.10 of the Plan shall be effective notwithstanding any requirements under nonbankruptcy law.

4.11 New First Lien Term Loan Credit Facility, New Second Lien Convertible Term Loan Credit Facility, New Revolving Credit Facility and New Warrant Agreement. On the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons or officers of the Debtors, the Reorganized Debtors shall be authorized to enter into, perform their obligations under, and consummate the transactions contemplated by, the New First Lien Term Loan Credit Facility, the New Second Lien Convertible Term Loan Credit Facility, the New Revolving Credit Facility (if any), and the New Warrant Agreement, as well as any notes, documents, instruments, certificates or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, perfection or priority of the Liens on any collateral securing the New First Lien Term Loan Credit Facility, the New Second Lien Convertible Term Loan Credit Facility and/or the New Revolving Credit Facility (if any).

4.12 Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of mangers or directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

4.13 Exemption from Certain Transfer Taxes and Recording Fees. To the fullest extent permitted by Bankruptcy Code section 1146(a), any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.14 No Further Approvals. The transactions contemplated by the Plan shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals or, unless otherwise required by the Plan, approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, Reorganized Debtors, or any entity created to effectuate the provisions of the Plan.

4.15 Dissolution of Committees.

The Creditors Committee and the Equity Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Bankruptcy Code section 1103 and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors Committee and the Equity Committee shall be dissolved and the Creditors Committee’s and Equity Committee’s members shall be deemed released of all their duties, responsibilities, and obligations arising from or related to the Chapter 11 Cases, and the retention or employment of the Creditors Committee’s and Equity Committee’s Professionals shall terminate, except with respect to any Professional Fee Claim. After the Effective Date, the Creditors Committee, the Creditors Committee’s Professionals, the Equity Committee and the Equity Committee’s Professionals shall not be entitled to compensation or reimbursement of expenses from the Reorganized Debtors for any services incurred after the Effective Date, except for services rendered and expenses with respect to any Professional Fee Claim.

4.16 Pre-Effective Date Injunctions or Stays. All injunctions or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Chapter 11 Cases pursuant to Bankruptcy Code sections 105 or 362 or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

ARTICLE V

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases. Except as otherwise set forth herein, all executory contracts or unexpired leases of the Debtors shall be deemed assumed in accordance with the provisions and requirements of Bankruptcy Code sections 365 and 1123 as of the Effective Date, unless such executory contract or unexpired lease: (a) was previously assumed or rejected by the Debtors; (b) previously expired or terminated pursuant to its terms; (c) is the subject, as mutually agreed to by the Debtors and the Requisite Consenting Noteholders, of a motion to assume or reject filed by the Debtors under Bankruptcy Code section 365 pending as of the Effective Date; or (d) is designated specifically or by category on the Schedule of Rejected Executory Contracts and Unexpired Leases, as reasonably agreed to by the Debtors and the Requisite Consenting Noteholders. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such respective assumptions and rejections pursuant to Bankruptcy Code sections 365(a) and 1123.

5.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The proposed cure amount for an executory contract or unexpired lease that is assumed pursuant to this Plan shall be zero dollars unless otherwise indicated in a Schedule of Assumed Executory Contracts and Unexpired Leases. Cure obligations, if any, shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree. In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code section 365) under the executory contract or unexpired lease to be assumed or (c) any other matter pertaining to assumption, any cure payments required by Bankruptcy Code section 365(b)(1) shall be made following entry of a Final Order resolving the dispute and approving the assumption; provided, however, that following the resolution of any such dispute, the Debtors or Reorganized Debtors shall have the right to reject such executory contract or unexpired lease, any such rejection by the Debtors subject to the consent of the Requisite Consenting Noteholders, not to be unreasonably withheld.

5.3 No Change in Control, Assignment or Violation. To the extent applicable, any executory contracts or unexpired leases, including related instruments and agreements, assumed or deemed assumed during the Chapter 11 Cases, including those assumed pursuant to Article V of the Plan, shall be deemed modified such that the transactions contemplated by the Plan shall not constitute a “change of control” or “assignment” (or terms with similar effect) under, or any other transaction or matter that would result in a violation, breach or default under, or increase, accelerate or otherwise alter any obligations or liabilities of the Debtors or the Reorganized Debtors under, or result in the creation or imposition of a Lien upon any property or asset of the Debtors or the Reorganized Debtors pursuant to, the applicable executory contract or unexpired lease, and any consent or advance notice required under such executory contract or unexpired lease shall be deemed satisfied by Confirmation, or satisfy any condition to the obligation of the Debtors or the Reorganized Debtors to pay any severance, bonus or related payments; provided, however, that the transactions contemplated by the Plan shall constitute a “change of control” under the Officers’ Employment Agreements to be assumed under the Plan for the purpose of satisfying a condition to the obligation of the Debtors or the Reorganized Debtors to pay severance payments or benefits under the Officers’ Employment Agreements (but only as to a condition that requires that a “change of control” shall occur and not other conditions); provided, further, however, that the transactions contemplated by the Plan shall not constitute a “change of control” under the Officers’ Employment Agreements for the Debtors’ Chief Executive Officer and Chief Financial Officer in the event that the Officers’ Employment Agreements for the Debtors’ Chief Executive Officer and Chief Financial Officer are assumed under the Plan.

5.4 Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and all executory contracts and unexpired leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Except to the extent a Final Order provides otherwise, modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.5 Rejection and Repudiation of Executory Contracts and Unexpired Leases. On the Effective Date, each executory contract and unexpired lease that is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected or repudiated pursuant to Bankruptcy Code section 365. Each contract or lease listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be rejected only to the extent that such contract or lease constitutes an executory contract or unexpired lease. Until the Effective Date, the Debtors, with the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld, expressly reserve their right to amend the Schedule of Rejected Executory Contracts and Unexpired Leases to delete any executory contract or unexpired lease therefrom or to add any executory contract or unexpired lease thereto. Listing a contract or lease on the Schedule of Rejected Executory Contracts and Unexpired Leases shall not constitute an admission by the Debtors or Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. The Debtors, with the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld, or Reorganized Debtors, as applicable, may abandon any personal property that may be located at any premises that are subject to any rejected unexpired lease.

5.6 Claims Based on Rejection or Repudiation of Executory Contracts and Unexpired Leases. If the rejection or repudiation of an executory contract or unexpired lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors or Reorganized Debtors or their properties, or any of their interests in properties as agent, successor or assign, unless a Proof of Claim is filed with the Claims and Noticing Agent and served upon counsel to the Reorganized Debtors within thirty (30) days after the later of (i) service of the Confirmation Order and (ii) service of notice of the effective date of rejection or repudiation of the executory contract or unexpired lease. The Debtors shall give notice of the bar date established by Article 5.6 of the Plan to the non-Debtor counterparties to the executory contracts and unexpired leases identified in the Schedule of Rejected Executory Contracts and Unexpired Leases by service of the Plan, the Confirmation Order, or otherwise.

5.7 Limited Extension of Time to Assume or Reject. In the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtors or Reorganized Debtors, as applicable, to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired. The deemed assumptions and rejections provided for in Article V of the Plan shall not apply to such contract or lease.

5.8 Employee Compensation and Benefit Programs; Deferred Compensation Programs. The Debtors’ ordinary course employee benefit programs (including, without limitation, its savings plans, retirement plans, healthcare plans, disability plans, severance obligations, incentive plans, and life, accidental death and dismemberment insurance plans) that are reasonably agreed to by the Debtors and the Requisite Consenting Noteholders and which are (i) entered into before the Petition Date and (ii)(a) not since terminated or (b) not set forth on the Schedule of Rejected Executory Contracts and Unexpired Leases (such employee benefit programs, collectively, the “Specified Employee Benefits Programs”), shall survive Confirmation and will be fulfilled in the ordinary course of business; provided, however, that Specified Employee Benefits Programs shall in no event include (x) any equity based (including any phantom equity) compensation plan and (y) any Excluded Indemnification Agreements. From and after the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any of the Specified Employee Benefits Programs without approval of the Bankruptcy Court.

5.9 Survival of Certain Indemnification and Reimbursement Obligations. Except as otherwise provided by the Plan, any and all respective obligations, whether pursuant to indemnification agreements, certificates of incorporation, codes of regulation, by-laws, limited liability company agreements, operating agreements, limited liability partnership agreements, or any combination of the foregoing, of the Debtors for indemnification, reimbursement and advancement of expenses and other similar payments customarily found in such agreements in place for persons who are current or former directors, officers, employees and agents of any of the

Debtors as of the Petition Date (collectively, the “Indemnity Obligations”) shall survive Confirmation and shall be Reinstated, shall remain unaffected by the Plan, and shall not be discharged or Impaired by the Plan, irrespective of whether the indemnification, reimbursement or advancement obligation is owed in connection with any event occurring before, on or after the Petition Date, it being understood that all indemnification provisions in place on and prior to both the Petition Date and the Effective Date for directors, officers, members, managers or employees and agents of the Debtors as of the Petition Date shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions or transactions prior to the Effective Date (including prior to the Petition Date); provided, however, that the assumption by the Debtors of any of the Indemnity Obligations shall not be deemed an assumption by the Debtors of any contract, agreement, resolution, instrument or document in which such Indemnity Obligations are contained, memorialized, agreed to, embodied or created (or any of the terms or provisions thereof) if such contract, agreement, resolution, instrument or document requires the Debtors or the Reorganized Debtors to make any payments or provide any arrangements (including any severance payments) to any such director, officer, employee or agent other than indemnification payments, reimbursement and advancement of expenses and other similar payments (such contracts, agreements, resolutions, instruments and documents, collectively, the “Excluded Indemnification Agreements”). For the avoidance of doubt, nothing in this Article 5.9 shall be a determination of the allowance, disallowance or priority of the Claims, if any, of any directors, officers, members, managers, managing members, employees or agents of any of the Debtors that served in such capacity only prior to the Petition Date.

5.10 Insurance Policies. All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and shall continue in full force and effect. In addition, the Debtors or Reorganized Debtors, as applicable, shall obtain and maintain tail coverage for current and former directors and officers for a period of at least six (6) years after the Effective Date.

ARTICLE VI

PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS

6.1 Objections to Claims. Other than with respect to Professional Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims after the Effective Date. Any objections to those Claims (other than Administrative Expense Claims) shall be served and filed on or before the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) hereof. Any Claims filed after the applicable Bar Date, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person wishing to file such untimely Claim has received the Bankruptcy Court’s authorization to do so. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (iii) if counsel has agreed to or is otherwise deemed to accept service, by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Chapter 11 Cases (so long as such appearance has not been subsequently withdrawn). From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

6.2 Amendment to Claims. From and after the Effective Date, no Proof of Claim may be amended to increase or assert additional claims not reflected in a previously timely filed Claim (or Claim scheduled on the applicable Debtor’s Schedules, unless superseded by a filed Claim), and any such Claim shall be deemed disallowed and expunged in its entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors unless the claimant has obtained the Bankruptcy Court’s prior approval to file such amended or increased claim.

6.3 Disputed Claims. Disputed Claims shall not be entitled to any Plan distributions unless and until they become Allowed Claims.

6.4 Estimation of Claims. The Debtors and/or Reorganized Debtors may request that the Bankruptcy Court enter an order estimating any Claim, pursuant to Bankruptcy Code section 502(c), for purposes of determining the Allowed amount of such Claim (the “Estimated Amount”) regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time (including during the pendency of any appeal with respect to the allowance or disallowance of such Claims). In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the objecting party may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, resolved or withdrawn by any mechanism approved by the Bankruptcy Court.

6.5 Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by any Professional or the Claims and Noticing Agent on or after the Effective Date in connection with implementation of the Plan, including without limitation, reconciliation of, objection to, and settlement of Claims, shall be paid in Cash by the Reorganized Debtors.

ARTICLE VII

DISTRIBUTIONS

7.1 Manner of Payment and Distributions under the Plan. Except as otherwise provided herein, all distributions under the Plan with respect to Allowed Claims and Allowed Interests shall be made by the Reorganized Debtors or a Distribution Agent selected by the Reorganized Debtors. The Reorganized Debtors or the Distribution Agent will make initial distributions on account of Allowed Claims and Allowed Interests as of the Distribution Date. The Reorganized Debtors or the Distribution Agent will make subsequent distributions to a Holder of such Allowed Claim within a reasonable period of time after such Claim becomes Allowed. Payments of Cash by the Reorganized Debtors or the Distribution Agent pursuant to the Plan may be by check drawn on a domestic bank and shall be made to the address of the Holder of such Allowed Claim as most recently indicated on or prior to the Effective Date on the Debtors’ records. At the option of the Reorganized Debtors or the Distribution Agent, payments may be made in Cash by wire transfer of immediately available funds from a bank.

7.2 Interest and Penalties on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, required by applicable bankruptcy law or necessary to render a Claim Unimpaired, postpetition interest and penalties shall not accrue or be paid on any Claims (other than DIP Facility Claims, as applicable), and no Holder of a Claim (other than a DIP Facility Claim, as applicable) shall be entitled to interest and penalties accruing on or after the Petition Date through the date such Claim is satisfied in accordance with the terms of the Plan.

7.3 Record Date for Distributions. Under the terms of the Plan, the Distribution Record Date shall be the Confirmation Date. None of the Debtors or Reorganized Debtors will have any obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Allowed Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and make distributions only to those Holders of Allowed Claims and Allowed Interests that are Holders of such Claims and Interests as of the close of business on the Distribution Record Date. The Debtors and Reorganized Debtors shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

7.4 Withholding and Reporting Requirements. In connection with the Plan, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim that is to receive a distribution hereunder shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such distribution. The Reorganized Debtors have the right, but not the obligation, not to make a distribution until such Holder has made arrangements satisfactory to the Reorganized Debtors for payment of any such tax obligations. The Reorganized Debtors may require, as a condition to the receipt of a distribution, that the Holder of an Allowed Claim complete the appropriate Form W-8 or Form W-9, as applicable to each Holder. If such Holder fails to comply with such request within one year, such distribution shall be deemed an unclaimed distribution, shall revert to the Reorganized Debtors and such Holder shall be forever barred from asserting any such Allowed Claim against the Debtors or their Assets, the Reorganized Debtors or their Assets or other Assets transferred pursuant to the Plan.

7.5 Setoffs. Except as provided under the Plan, the Debtors and/or Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtors may have against the Holder of a Claim, but neither the Debtors’ or Reorganized Debtors’ failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim the Debtors or Reorganized Debtors may have against such Holder of a Claim; provided, however, that such Holder of a Claim may contest such a set off by the Debtors or Reorganized Debtors, in the Bankruptcy Court or any other court of competent jurisdiction.

7.6 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to distribution under the Plan consists of indebtedness and accrued but unpaid interest thereon, such distributions shall, for all income tax purposes, be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

7.7 Surrender of Cancelled Instruments or Securities. Except as otherwise provided herein, as a condition precedent to receiving any distribution on account of its Allowed Claim, each Holder of an Allowed Claim based upon an instrument or other security shall be deemed to have surrendered such instrument, security or other documentation underlying such Claim and all such surrendered instruments, securities and other documentation shall be deemed cancelled pursuant to Articles 4.8 and 7.7 of the Plan.

7.8 Undeliverable or Returned Distributions. If any Allowed Claim distribution is returned to the Reorganized Debtors or other Distribution Agent as undeliverable, the Reorganized Debtors or other Distribution Agent shall use reasonable efforts to determine the correct address of the Holder of such Claim. If such reasonable efforts are unsuccessful, no further distributions shall be made to the Holder of such Claim unless and until the Reorganized Debtors or other Distribution Agent are notified in writing of such Holder’s then current address. Upon receipt by the Reorganized Debtors or other Distribution Agent, returned Cash shall not earn any interest or be entitled to any dividends or other accruals of any kind. Any Holder of an Allowed Claim that does not assert a Claim pursuant to Article 7.8 of the Plan for a returned distribution within one (1) year after such returned distribution shall be forever barred from asserting any such Claim against the Debtors or their property, the Reorganized Debtors or their property or other property transferred pursuant to the Plan. In such cases, any Cash held for distribution on account of such Allowed Claim shall revert to the Reorganized Debtors. Except as provided herein, nothing contained in the Plan shall require the Debtors, the Reorganized Debtors or any other Distribution Agent to attempt to locate any Holder of an Allowed Claim.

7.9 Fractional Distributions. No fractional shares of New Common Stock or New Warrants or fractional dollars in Cash of New First Lien Term Loans or New Second Lien Convertible Term Loans shall be distributed. Where a fractional share of New Common Stock or New Warrant would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of more than .50) of such fraction to the nearest whole share of New Common Stock or New Warrant or a rounding down of such fraction (in the case of .50 or less than .50) to the nearest whole share of New Common Stock or New Warrant. Where fractional dollars in Cash of New First Lien Term Loans or New Second Lien Convertible Term Loans would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of more than .50) of such fraction to the nearest whole dollar or a rounding down of such fraction (in the case of .50 or less than .50) to the nearest whole dollar.

7.10 Distributions to Administrative Agent. Distributions under the Plan to Holders of Secured ABL Claims shall be made by the Reorganized Debtors to the Administrative Agent, which, in turn, shall make the distributions to such Holders. The Reorganized Debtors shall reimburse the Administrative Agent for the reasonable fees and expenses incurred by the Administrative Agent in connection with making distributions to the Holders of Secured ABL Claims.

7.11 Distributions to Indenture Trustee. Distributions under the Plan to Holders of Notes Claims shall be made by the Reorganized Debtors to the Indenture Trustee, which, in turn, shall make the distributions to such Holders. The Reorganized Debtors shall reimburse the Indenture Trustee for the reasonable fees and expenses incurred by the Indenture Trustee in connection with making distributions to the Holders of Notes Claims.

7.12 Miscellaneous Distribution Provisions.

(a) Foreign Currency Exchange Rate. Except as specifically provided for in the Plan or an order of the Bankruptcy Court, as of the Effective Date, any Claim asserted in currency other than U.S. dollars automatically shall be deemed converted to the equivalent U.S. dollar value using Bank of America’s noon spot rate as of the Petition Date for all purposes under the Plan, including voting, allowance and distribution.

(b) Distributions on Non-Business Days. Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

(c) Partial Distributions on Disputed Claims. The Debtors or the Reorganized Debtors as applicable may, but are not required to, make partial distributions to Holders of Disputed Claims for the amount of the undisputed portion of such Holder’s Disputed Claim.

(d) Disputed Payments. If any dispute arises as to the identity of the Holder of an Allowed Claim entitled to receive any distribution under the Plan, the Reorganized Debtors may retain such distribution until its disposition is determined by a Final Order or written agreement among the interested parties to such dispute.

(e) Post-Consummation Effect of Evidence of Claims or Interests. Except as otherwise provided herein, notes, stock certificates, membership certificates, unit certificates, and other evidence of Claims against or Interests in the Debtors shall, effective on the Effective Date, represent only the right to participate in the distributions contemplated by the Plan and shall not be valid or effective for any other purpose.

(f) Disgorgement. To the extent that any property, including Cash, is distributed to a Person on account of a Claim that is not an Allowed Claim, such property shall be held in trust for and shall promptly be returned to the Reorganized Debtors.

ARTICLE VIII

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

8.1 Conditions to the Effective Date. Consummation of the Plan and the occurrence of the Effective Date are subject to satisfaction of the following conditions:

(a) The Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order (x) shall be in form and substance acceptable to the Debtors and the Requisite Consenting Parties (after consultation with the Creditors Committee), and (y) shall not have been stayed or vacated on appeal.

(b) All of the schedules, documents, supplements, and exhibits to the Plan shall be in form and substance as required by the Restructuring Support Agreement.

(c) The Restructuring Support Agreement shall not have been terminated as to all parties thereto.

(d) The aggregate amount of Administrative Expense Claims (excluding (x) Professional Fee Claims and (y) post-petition trade payables incurred in the ordinary course of business) shall not exceed $5,000,000.00 in the aggregate.

(e) All the Transaction Expenses shall have been paid in full in Cash, as required by the DIP Facility Order, pursuant to Bankruptcy Code section 1129(a)(4) or otherwise.

(f) The aggregate amount of General Unsecured Claims shall not exceed $16,000,000.00, unless waived by the Requisite Consenting Noteholders.

(g) All statutory fees and obligations then due and payable to the Office of the U.S. Trustee shall have been paid and satisfied.

(h) All governmental and material third party approvals and consents necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect.

8.2 Waiver of Condition. The conditions set forth in Article Error! Reference source not found. of the Plan may be waived in whole or in part by the Debtors, subject to the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, and in consultation with the Creditors Committee; provided, that the condition requiring that the Confirmation Order shall have been entered by the Bankruptcy Court may not be waived; provided, further, that the condition set forth in Article 8.1(f) of the Plan may be waived in whole or in part by the Debtors subject to the consent of the Requisite Consenting Noteholders.

8.3 Notice of Effective Date. The Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Article Error! Reference source not found. of the Plan have been satisfied or waived pursuant to Article 8.2 of the Plan.

8.4 Order Denying Confirmation. If the Plan is not consummated, then nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Holder of any Claim against, or Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; (d) be deemed an admission against interest by the Debtors; or (e) constitute a settlement, implicit or otherwise, of any kind whatsoever.

ARTICLE IX

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

9.1 Compromise and Settlement of Claims, Interests and Controversies. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.

9.2 Discharge of Claims and Termination of Interests.

(a) As of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests. Except as otherwise provided in the Plan or the Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtors and the Reorganized Debtors from all Claims or other debts that arose before the Effective Date, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h) or 502(i), in each case whether or not (w) a Proof of Claim is filed or deemed filed pursuant to Bankruptcy Code section 501, (x) a Claim based on such debt is Allowed pursuant to Bankruptcy Code section 502, (y) the Holder of a Claim based on such debt has accepted the Plan or (z) such Claim is listed in the Schedules; and (ii) satisfy, terminate or cancel all Interests and other rights of equity security holders in the Debtors other than the Intercompany Interests.

(b) As of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all such Claims and other debts and liabilities against the Debtors and satisfaction, termination or cancellation of all Interests and other rights of equity security holders in the Debtors, pursuant to Bankruptcy Code sections 524 and 1141, and such discharge will void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

9.3 Injunction. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or the Reorganized Debtors or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Reorganized Debtors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. Notwithstanding anything contained in the Confirmation Order or the Plan to the contrary, any rights of Holders of Claims under Bankruptcy Code section 553(a) or other applicable law to assert any counterclaims, cross claims, setoff and/or recoupment rights that they may have under applicable law shall not be impaired by the Confirmation Order or the Plan, and subject to applicable law may be asserted and/or exercised after the Effective Date.

9.4 Releases.

(a) Debtor Releases. Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties are deemed released and discharged by the Debtors and their Estates from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Restructuring Transaction, the Chapter 11 Cases, the DIP Facility, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the Restructuring Documents, or any related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct or gross negligence.

(b) Released Parties Releases. Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent permitted by applicable law, the Released Parties and any Holders of Claims of or Interests in the Debtors (other than those Holders that do not grant releases on their Ballots) are deemed to have released and discharged the other Released Parties, the Debtors and their Estates from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that any such Released Party or any such Holder of Claims of or Interests in the Debtors would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Restructuring Transaction, the Chapter 11 Cases, the DIP Facility, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and (i) any Released Party or (ii) any Holder of Claims of or Interests in the Debtors (other than those Holders that do not grant releases on their Ballots), the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Support Agreement, the Restructuring Documents, or any related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence.

9.5 Exculpation. Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent permitted by applicable law, the Exculpated Parties shall not have nor incur any liability for any claim, cause of action, or other assertion of liability solely for any act taken or omitted in or in connection with, related to, or arising out of the Restructuring Transaction, the Chapter 11 Cases, the DIP Facility, the negotiation, formulation, preparation, administration, consummation and/or implementation of the Plan or any contract, instrument, document, or other agreement entered into in connection with the Plan (including the Restructuring Support Agreement and the Restructuring Documents) or any other matter relating to the Debtors or their operations; provided, however, that the foregoing exculpation shall not affect the liability of any Exculpated Party that otherwise would result from any act or omission to the extent that such act or omission is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence; provided, further, that such Exculpated Party shall not be deemed to have committed willful misconduct or gross negligence if the Exculpated Party relied on the advice of professional advisors in connection with a specific act or failure to act; provided, further, however, that with respect to any Exculpated Party that is not also an Estate Fiduciary, such exculpation shall be as provided for by Bankruptcy Code section 1125(e).

9.6 Retention and Enforcement of Causes of Action. Except as otherwise provided in the Plan, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b), the Debtors and their Estates shall retain the Causes of Action including, without limitation, the Causes of Action identified in the Plan Supplement (the “Retained Causes of Action”). The Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all Causes of Action, including the Retained Causes of Action, other than the Avoidance Actions arising under Bankruptcy Code section 547, which are hereby expressly released. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action other than Avoidance Actions arising under Bankruptcy Code section 547, including the Retained Causes of Action against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Cause of Action or Retained Cause of Action upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Retention of Jurisdiction. Following the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising from or relating to the Chapter 11 Cases to the fullest extent of applicable law, including, without limitation:

(a) To determine the validity under any applicable law, allowability, classification and priority of Claims and Interests upon objection, or to estimate, pursuant to Bankruptcy Code section 502(c) or as provided for in the Plan, the amount of any Claim that is, or is anticipated to be, contingent or unliquidated as of the Effective Date;

(b) To construe and to take any action authorized by the Bankruptcy Code and requested by the Reorganized Debtors or any other party in interest to enforce all orders previously entered by the Bankruptcy Court, the Plan and the documents and agreements filed and/or executed in connection with the Plan, issue such orders (including those which may relate to injunctive relief) as may be necessary for the implementation, execution and consummation of the Plan, and to ensure conformity with the terms and conditions of the Plan, such documents and agreements and other orders of the Bankruptcy Court, notwithstanding any otherwise applicable non-bankruptcy law;

(c) To determine any and all applications for allowance of Professional Fee Claims, and to determine any other request for payment of Administrative Expense Claims;

(d) To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date;

(e) To resolve any dispute regarding the implementation or interpretation of the Plan, or any related agreement or document that arises at any time before the Chapter 11 Cases are closed, including the determination, to the extent a dispute arises, of the entities entitled to a distribution within any particular Class of Claims and of the scope and nature of the Reorganized Debtors’ obligations to cure defaults under assumed contracts, leases and permits;

(f) To determine any and all matters relating to the rejection, assumption or assignment of executory contracts or unexpired leases entered into prior to the Petition Date, the nature and amount of any cure required for the assumption of any executory contract or unexpired lease, and the allowance of any Claim resulting therefrom;

(g) To determine all applications, adversary proceedings, contested matters and other litigated matters, that were brought or that could have been brought in the Bankruptcy Court on or before the Effective Date over which this Bankruptcy Court otherwise has jurisdiction;

(h) To determine matters concerning local, state and federal taxes in accordance with Bankruptcy Code sections 346, 505 and 1146, and to determine any tax claims that may arise against the Debtors or the Reorganized Debtors as a result of the transactions contemplated by the Plan;

(i) To modify the Plan pursuant to Bankruptcy Code section 1127 or to remedy any apparent nonmaterial defect or omission in the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes;

(j) To issue and enforce injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of this Plan, except as otherwise provided in the Plan;

(k) To hear, determine and resolve any cases, controversies, suits or disputes with respect to the releases, exculpations, indemnifications and other provisions contained in Article IX of the Plan and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

(l) To enter an order concluding or closing the Chapter 11 Cases; and

(m) To hear any other matter not inconsistent with the Bankruptcy Code.

10.2 Terms Binding. Upon the occurrence of the Effective Date, all provisions of the Plan, including all agreements, instruments and other documents filed in connection with the Plan and executed by the Debtors or the Reorganized Debtors in connection with the Plan, shall be binding upon the Debtors, the Reorganized Debtors, all Holders of Claims and Interests and all other Persons that are affected in any manner by the Plan. All agreements, instruments and other documents filed in connection with the Plan shall have full force and effect, and shall bind all parties thereto, subject to the occurrence of the Effective Date, upon the entry of the Confirmation Order, whether or not such agreements, instruments or other documents actually shall be executed by parties other than the Debtors or the Reorganized Debtors, or shall be issued, delivered or recorded on the Effective Date or thereafter. The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person.

10.3 Severability. If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, but subject to the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and any modification or deletion made before the Effective Date to be made only with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld); and (c) non-severable and mutually dependent.

10.4 Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

10.5 Confirmation Order and Plan Control. Except as otherwise provided in the Plan, in the event of any inconsistency between the Plan and the Restructuring Support Agreement, Restructuring Term Sheet, Disclosure Statement, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

10.6 Incorporation by Reference. The Plan Supplement is incorporated herein by reference.

10.7 Modifications to the Plan. Subject to the terms of the Restructuring Support Agreement, the Debtors, with the consent of the Requisite Consenting Parties, which consent shall not be unreasonably withheld, and in consultation with the Creditors Committee may amend or modify the Plan, the Plan Supplement, and any schedule or supplement hereto, at any time prior to the Effective Date in accordance with the Bankruptcy Code, Bankruptcy Rules and any applicable court order, provided, however, that no consent of the Requisite Secured Lenders shall be required with respect to any such amendment or modification to any such document or any provision to any such document that is, or relates to, any of the Excluded Matters; provided, further that the Debtors may make technical amendments or modifications upon two (2) Business Days advance notice to the Plan Support Parties and the Creditors Committee. Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Bankruptcy Rule 3019 and those restrictions on modification set forth in the Plan and the Restructuring Support Agreement, the Debtors, subject to the reasonable consent of the Requisite Consenting Parties (but the consent of the Requisite Secured Lenders shall not be required with respect to documents or provisions in documents that are, or relate to, any of the Excluded Matters), expressly reserve their rights to alter, amend or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or supplemented, if the proposed alteration, amendment, modification or supplement does not materially and adversely change the treatment of the Claim or Interest of such Holder.

10.8 Revocation, Withdrawal or Non-Consummation. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void; provided, however, that all orders of the Bankruptcy Court and all documents executed pursuant thereto, except the Confirmation Order, shall remain in full force and effect. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against any of the Debtors or any other Person, to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings or to constitute an admission of any sort by any of the Debtors or any other Person.

10.9 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan or in the Chapter 11 Cases, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

10.10 Payment of Indenture Trustee Fees. All reasonable fees and expenses of the Indenture Trustee incurred before the Effective Date (and their counsel, agents, and advisors) shall be paid in full by the Debtors in Cash without a reduction to the recoveries of applicable Holders of Allowed Notes Claims as of the Effective Date (subject to the Debtors’ receipt of invoices in customary form in connection therewith and without the requirement to file a fee application with the Bankruptcy Court). To the extent invoices are submitted after the Effective Date, such invoices shall be paid as soon as reasonably practicable. Notwithstanding the foregoing, to the extent that any fees or expenses of the Indenture Trustee are not paid, the Indenture Trustee may assert its charging lien against any recoveries received on account of Allowed Notes Claims for payment of such unpaid amounts. All disputes related to the fees and expenses of the Indenture Trustee shall be subject to the jurisdiction of and decided by the Bankruptcy Court.

10.11 Payment of U.S. Trustee Quarterly Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each and every one of the Debtors shall remain obligated to pay quarterly fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

10.12 Notice. All notices, requests and demands to or upon the Debtors, the Creditors Committee, and the Plan Support Parties, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received, addressed as follows:

If to the Debtors, or to any one of them:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036-6745

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

Attention:	Ira S. Dizengoff, Esq.
Philip C. Dublin, Esq.
Alexis Freeman, Esq.

- and -

Blank Rome LLP

1201 N. Market Street, Suite 800

Wilmington, Delaware 19801

Telephone: (302) 425-6400

Facsimile: (302) 425-6464

Attention:	Stanley B. Tarr, Esq.
Bonnie Glantz Fatell, Esq.
Michael D. DeBaecke, Esq.

If to the Creditors Committee:

Arent Fox LLP

1675 Broadway

New York, New York 10019

Telephone: (212) 484-3900

Facsimile: (212) 484-3990

Attention:	Robert M. Hirsh Jeffrey N. Rothleder

- and -

Polsinelli PC

222 Delaware Avenue, Suite 1101

Wilmington, Delaware 19801

Telephone: (302) 252-0920

Facsimile: (302) 252-0921

Attention:	Christopher A. Ward

If to the DIP Lenders, DIP Agent, or Noteholder Ad Hoc Group:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Telephone: (212) 806-5400

Facsimile: (212) 806-6006

Attention:	Kristopher M. Hansen, Esq.
Jayme T. Goldstein, Esq.

- and -

Young Conaway Stargatt & Taylor, LLP

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Attention:	Matthew B. Lunn, Esq.

If to Scotiabank:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

Attention:	Richard Mason

- and -

Morris, Nichols, Arsht & Tunnell, LLP

1201 N. Market Street, 16th Floor

Wilmington, Delaware 19801

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

Attention:	Derek C. Abbott

If to Wells Fargo:

Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Telephone: (212) 318-6000

Facsimile: (212) 319-4090

Attention:	Andrew V. Tenzer

10.13 Reservation of Rights. The filing of the Plan, the Disclosure Statement, any statement or provision contained in the Plan, or the taking of any action by the Debtors or Reorganized Debtors with respect to the Plan, shall not be deemed to be an admission or waiver of any rights of the Debtors or Reorganized Debtors with respect to any Holders of Claims against or Interests in the Debtors.

10.14 No Waiver. Neither the failure of a Debtor to list a Claim or Interest in the Debtors’ Schedules, the failure of a Debtor to object to any Claim or Interest for purposes of voting, the failure of a Debtor to object to a Claim (including, without limitation, an Administrative Expense Claim) or Interest prior to the Confirmation Date or the Effective Date, nor the failure of a Debtor to assert a Retained Cause of Action prior to the Confirmation Date or the Effective Date shall, in the absence of a legally-effective express waiver or release executed by the Debtor with the approval of the Bankruptcy Court, if required, and with any other consents or approvals required under the Plan, be deemed a waiver or release of the right of a Debtor or a Reorganized Debtor or their respective successors, either before or after solicitation of votes on the Plan, the Confirmation Date or the Effective Date, to (a) object to or examine such Claim (including, without limitation, an Administrative Expense Claim) or Interest, in whole or in part, or (b) retain or either assign or exclusively assert, pursue, prosecute, utilize, or otherwise act or enforce any Retained Cause of Action against the Holder of such Claim (including, without limitation, an Administrative Expense Claim) or Interest.

Dated:             , 2015

Allied Nevada Gold Corp.

By:	/s/

Name:	Stephen M. Jones
Title:	Executive Vice President, Secretary and Chief Financial Officer

Allied Nevada Gold Holdings LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Allied VGH Inc.

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Allied VNC Inc.

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG Central LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG Cortez LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG Eureka LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG North LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG Northeast LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

ANG Pony LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Hasbrouck Production Company LLC

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Hycroft Resources & Development, Inc.

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Victory Exploration Inc.

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer

Victory Gold Inc.

By:	/s/
Name:	Stephen M. Jones
Title:	Chief Financial Officer